UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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THE SHERWIN-WILLIAMS COMPANY
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SHERWIN-WILLIAMS.

2023 Notice of Annual Meeting of Shareholders and Proxy Statement

SHERWIN-WILLIAMS
PAINTS

Notice of Annual Meeting of Shareholders

Annual Meeting Information

Date: April 19, 2023

Time: 9:00 a.m. EDT

Location: Online at www.virtualshareholdermeeting.com/SHW2023

Agenda

1.	Election of 9 directors

2.	Advisory approval of the compensation of the named executives

3.	Advisory approval of the frequency of the advisory vote on the compensation of the named executives

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm

5.	Transaction of such other business as may properly come before the Annual Meeting

Record Date

Close of business on February 21, 2023.

We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of Directors of proxies to be voted during the Annual Meeting of Shareholders to be held on April 19, 2023. We began making our proxy materials available to shareholders on March 8, 2023.

Thank you for your continued support. We look forward to welcoming you at the Annual Meeting.

Mary L. Garceau

Senior Vice President, General Counsel and Secretary

The Sherwin-Williams Company

101 West Prospect Avenue

Cleveland, Ohio 44115

March 8, 2023

Your Vote Is Important

Shareholders of record at the close of business on February 21, 2023 are entitled to notice of, and to vote during, the Annual Meeting.

Even if you plan to attend the Annual Meeting, we ask that you vote as promptly as possible. Voting early will help avoid additional solicitation costs and will not prevent you from voting during the Annual Meeting, if you wish to do so.

How to vote:

Online: Visit www.proxyvote.com.

QR Code: Scan this QR code with your mobile phone.

Phone: Call the number listed on your proxy card or voting instruction form.

Mail: If you received printed copies of the proxy materials, complete, sign, date, and return your proxy card or voting instruction form.

During the Annual Meeting: Follow the instructions at www.virtual shareholdermeeting.com/SHW2023.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to Be Held on April 19, 2023.

Our Notice of Annual Meeting, Proxy Statement, and 2022 Annual Report are available online at
www.proxyvote.com.

1	Proxy Summary

10	Corporate Governance

10	Board Leadership Structure

12	Board Meetings

12	Board Committees

16	Board and Committee Oversight

18	Corporate Governance Practices and Policies

24	Proposal 1 — Election of 9 Directors

24	Director Biographies

29	Director Matrix and Composition

30	2022 Director Compensation Table

31	Director Compensation Program

32	Proposal 2 — Advisory Approval of the Compensation of the Named Executives

33	Proposal 3 — Advisory Approval of the Frequency of the Advisory Vote on the Compensation of the Named Executives

34	Executive Compensation

34	Compensation Discussion and Analysis

50	Compensation Risk Assessment

50	Compensation Committee Report

51	Executive Compensation Tables

51	Summary Compensation Table

53	2022 Grants of Plan-Based Awards Table

55	Outstanding Equity Awards at December 31, 2022 Table

56	2022 Option Exercises and Stock Vested Table

56	2022 Nonqualified Deferred Compensation Table

57	Potential Payments Upon Termination or Change in Control

61	Estimated Payments Upon Termination or Change in Control Table

62	2022 CEO Pay Ratio

63	Pay Versus Performance

67	Proposal 4 — Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

68	Matters Relating to the Independent Registered Public Accounting Firm

69	Audit Committee Report

70	Other Matters

70	Equity Compensation Plan Information

71	Security Ownership of Management, Directors, and Director Nominees

72	Security Ownership of Certain Beneficial Owners

73	Internet Availability of Proxy Materials

73	Eliminating Duplicate Mailings

73	2022 Annual Report

73	Questions and Answers About the Annual Meeting

76	Shareholder Proposals for the 2024 Annual Meeting

A-1	Appendix A — Calculation of Non-GAAP Financial Measures

As used in this Proxy Statement, the terms “Sherwin-Williams,” “the Company,” “we,” and “our” refer to The Sherwin-Williams Company. All historical share, restricted stock unit, and per share or per restricted stock unit information included in this Proxy Statement has been adjusted to reflect our three-for-one stock split effected on March 31, 2021.

This Proxy Statement includes website addresses and references to additional materials found on those websites or in other reports filed with the Securities and Exchange Commission (the SEC). These websites and materials are not incorporated into this Proxy Statement by reference.

Cautionary Statement Regarding Forward-Looking Information. This Proxy Statement contains certain “forward-looking statements,” as defined under U.S. federal securities laws. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “target,” “potential,” “seek,” “intend,” “aspire,” “strive” or “anticipate,” or the negative thereof or comparable terminology. These statements are based upon current expectations, predictions, estimates, assumptions, and beliefs concerning future events and conditions. Readers are cautioned not to place undue reliance on any forward-looking statements as they are necessarily subject to risks, uncertainties, and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements and from the Company’s historical results, performance, and experience. These risks, uncertainties, and other factors are described more fully in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Proxy Summary

This summary highlights certain Company information and information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider in connection with voting your shares. Please carefully read the entire Proxy Statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2022 (2022 Annual Report) before voting.

2023 Annual Meeting of Shareholders

Date and Time	Record Date	Location	Who Can Attend and Vote

Wednesday April 19, 2023 9:00 a.m. EDT	February 21, 2023	Online at www.virtualshareholder meeting.com/SHW2023	Shareholders of record at the close of business on February 21, 2023

Proposals and Board Recommendations

Item	Proposal	Board Recommendation	Page

1	Election of 9 directors	FOR each nominee	24

2	Advisory approval of the compensation of the named executives	FOR	32

3	Advisory approval of the frequency of the advisory vote on the compensation of the named executives	1 YEAR	33

4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR	67

Attending the Annual Meeting

We look forward to welcoming shareholders to the Annual Meeting of Shareholders to be held on April 19, 2023 (the Annual Meeting). The Annual Meeting will be held in a virtual format via webcast. We have designed the virtual Annual Meeting to provide shareholders with substantially the same opportunities to participate as if the meeting were held in person.

If you were a Sherwin-Williams shareholder at the close of business on the record date, February 21, 2023, you may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHW2023 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m. EDT. Online check-in will begin at 8:45 a.m. EDT. Please allow ample time for the online check-in process.

During the Annual Meeting, you may vote and submit questions by following the instructions provided on the meeting website. Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to confirm your vote will be represented at the Annual Meeting.

We include additional information regarding the Annual Meeting and voting procedures under the heading “Questions and Answers About the Annual Meeting” in the Other Matters section of this Proxy Statement.

1

Our Company

Founded in 1866, Sherwin-Williams is a global leader in the manufacture, development, distribution, and sale of paint, coatings, and related products to professional, industrial, commercial, and retail customers. Every day, our 64,000+ employees provide the energy, experience, and creativity to build on our track record of success—enabling us to innovate and grow in new and exciting ways and continue creating and driving value for our stakeholders.

With our global headquarters in Cleveland, Ohio, Sherwin-Williams® branded products are sold exclusively through a chain of more than 5,000 Company-operated stores and branches, while our other brands are sold through leading mass merchandisers, home centers, independent paint dealers, hardware stores, automotive retailers, and industrial distributors. We also supply a broad range of highly-engineered solutions for the construction, industrial, packaging, and transportation markets in more than 120 countries around the world. Sherwin-Williams shares are traded on the New York Stock Exchange (symbol: SHW). For more information, please visit www.sherwin.com.

Our Corporate Purpose

Since our Company was founded, we have created benefits and delivered consistent value for multiple stakeholders. Our Board of Directors (the Board) is entrusted with oversight for the long-term health and sustainability of the Company. It is within this context that our Board-determined corporate purpose serves to provide guidance to management and relevant stakeholders and a framework to drive the Company’s continued success.

We inspire and improve the world by coloring and protecting what matters.

Through our integrated approach to the stakeholders we serve, including our employees, customers, shareholders, and communities, we seek to inspire and improve society as a whole.

2	2023 PROXY STATEMENT

Financial and Operating Performance

Performance Results. Our success stems from executing on our strategy, providing differentiated solutions that enable our customers to increase their productivity and profitability, and the strength, resiliency, and determination of our more than 64,000 employees. Together, we delivered strong results in 2022 despite a difficult operating environment characterized by relentless inflation, less than optimal raw material availability, armed conflict in Europe, and COVID lockdowns in China.

Our consolidated net sales increased 11.1% in the year to a record $22.15 billion in 2022—marking our twelfth consecutive year of increased sales. Net income for the year was $2.02 billion, and diluted net income per share was a record $7.72 per share. We generated net operating cash of $1.92 billion in the year. While our net operating cash in the year was impacted by the greater use of cash to rebuild inventories following the raw material availability challenges of 2021, our 2022 cash generation, along with an increase in our borrowings, enabled us to continue returning significant value to our shareholders, complete five acquisitions that will add to our solutions and capabilities, and make additional investments throughout our business.

The following graphs show our Company’s performance for key financial measures over the past three-year period.

[1]

2022 includes after-tax acquisition-related amortization expense of $211 million and an after-tax restructuring and impairment expense of $53 million. 2021 includes after-tax acquisition-related amortization expense of $223 million and an after-tax loss on the divestiture of the Wattyl business of $89 million. 2020 includes after-tax acquisition-related amortization expense of $230 million.

[2]

2022 includes charges of $0.81 per share for acquisition-related amortization expense and $0.20 per share of restructuring and impairment expense. 2021 includes charges of $0.83 per share for acquisition-related amortization expense and a $0.34 per share loss on the divestiture of the Wattyl business. 2020 includes a charge of $0.83 per share for acquisition-related amortization expense.

Returning Significant Value to Shareholders. In 2022, we continued driving significant shareholder value and executing on our disciplined capital allocation strategy. We returned approximately $1.50 billion to our shareholders in the form of dividends and share repurchases. We also increased our annual dividend to $2.40 per share, extending our string of dividend increases to 44 consecutive years. In February 2023, the Board increased the quarterly cash dividend to $0.605 per share.

Sherwin-Williams has returned approximately $7.78 billion to shareholders over the three-year period	Total Shareholder Return, including reinvestment of dividends

3

ESG Highlights

We believe we have an opportunity and responsibility to contribute to a more sustainable future and serve as a leader in our industry through our ongoing commitment to environmental, health and safety, product stewardship, sustainability, corporate social responsibility, inclusion, diversity and equity (ID&E), employee engagement, and related governance topics relevant to the Company (collectively, ESG). We also believe this ESG focus will enable us to continue creating and driving value for our stakeholders.

Strategy & Framework. We embrace an enterprise-wide approach to ESG—striving to integrate it into every Sherwin-Williams business, region, and function globally. We embed it in our product innovation and development processes and in product delivery to our customers. Our ESG strategy is supported by an integrated framework that incorporates our priorities and initiatives across three pillars and focus areas.

Environmental Footprint – Doing Our Part for the Planet. We recognize the global significance of climate change and support responsible consumption and production. We are committed to reducing our environmental footprint in the near term, while applying a continuous improvement approach to reducing our carbon emissions, energy use, and waste, while expanding our renewable energy use and recycling methods.

Product Blueprint – Driving Sustainability Through Innovation. Through life cycle thinking and a strong commitment to product stewardship, we continue to provide world-class products in a safe and responsible manner. Through our Sustainability by Design program, we strive to formally incorporate sustainability attributes such as life cycle thinking within our innovation and product development processes and to extend our portfolio of sustainably advantaged products.

Social Imprint – Elevating a Culture of Safety, Inclusion, and Community. We are committed to the safety of our global employee base and to fostering a culture of inclusion where differences are welcomed, celebrated, and appreciated to positively impact our people and business. Our culture and commitment to our people and ID&E are important factors in driving employee engagement and attracting, retaining, developing, and progressing a diverse pipeline of talent. We also care deeply about supporting and being active in the communities in which we live and work.

Governance Structure. Our ESG framework is centered on a strong foundation of governance and ethics, with our governance structure designed to enable broad engagement and appropriate oversight across the Company. Our ESG Council consists of subject matter experts that oversee (a) the development, implementation, and monitoring of the Company’s key ESG metrics, targets, goals, strategies, policies, and practices and (b) the monitoring, assessing, and addressing of trends, risks, and opportunities with respect to ESG topics most significant to the Company and its stakeholders. The ESG Steering Committee, composed of members of senior management and other senior leaders, supports alignment across the organization in overseeing the work of the ESG Council. The full Board and its committees receive periodic updates from members of the ESG Steering Committee. We provide more information about Board and committee oversight of specific ESG-related risks under the heading “Board and Committee Oversight” in the Corporate Governance section.

2022 Progress and Recognition. During 2022, we shared our progress on strategies and initiatives across our ESG framework and began reporting in line with the Task Force on Climate-related Financial Disclosures (TCFD) framework. We also continued aligning our disclosures with other leading ESG reporting standards and frameworks, including the Sustainability Accounting Standards Board (SASB), Global Reporting Initiative (GRI), and CDP (formerly the Carbon Disclosure Project). We are proud of our ESG progress and achievements and honored to be recognized for our efforts during 2022.

●   MSCI® ESG Rating of “A”

●   The Wall Street Journal®, Best Managed Companies

●   Fortune®, 2022 World’s Most Admired Companies™

●   Newsweek® 2022 America’s Most Responsible Companies

●   Forbes® 2022 World’s Best Employers

●   Forbes® 2022 World’s Top Female-Friendly Companies

●   Forbes® 2022 America’s Best Employers for Women and New Graduates

●   Forbes® 2022 America’s Best Large Employers and Best-in-State Employers

●   Human Rights Campaign Foundation™, 2022 Best Places to Work for LGBTQ+ Equality

●   The American Opportunity Index Top 50

●   Global Good Awards, 2022 Silver Award for Product of the Year for valPure® V70 non-BPA epoxy coatings technology

●   SEAL Awards®, 2022 SEAL Business Sustainability Award Winner

For more information regarding our ESG strategy, framework, progress, and initiatives, please visit investors.sherwin.com or sustainability.sherwin.com.

4	2023 PROXY STATEMENT

Our Director Nominees

The following table provides summary information about each of our director nominees. Directors are elected annually by a majority of votes cast.

Steven H. Wunning, who has served as a director since 2015 and Lead Director since 2019, and Richard J. Kramer, who has served as a director since 2012, are not standing for re-election and will retire from the Board following the Annual Meeting. The Company and the Board extend their sincere gratitude to Messrs. Wunning and Kramer for their many contributions and dedicated service to the Company as directors.

The Board has elected Jeff M. Fettig, a current director, to succeed Mr. Wunning as the Company’s Lead Director, effective following and contingent upon Mr. Fettig’s re-election as a director at the Annual Meeting. We provide more information regarding Mr. Wunning’s leadership as Lead Director and his Board-elected successor under the heading “Board Leadership Structure” in the Corporate Governance section.

				COMMITTEES

Name and Principal Occupation	Director Since	Independent	AC	CMDC	NCGC	Other Public Company Boards

Kerrii B. Anderson Retired, Former CEO & President, Wendy’s International, Inc.	2019	●		C	●	3

Arthur F. Anton Retired, Former Chairman & CEO, Swagelok Company	2006	●	F			3

Jeff M. Fettig Retired, Former Chairman & CEO, Whirlpool Corporation	2019	● L	C,F		●	1

John G. Morikis Chairman & CEO, The Sherwin-Williams Company	2015					1

Christine A. Poon Retired, Former Vice Chairman, Johnson & Johnson	2014	●		●		2

Aaron M. Powell CEO, Pizza Hut Division, Yum! Brands, Inc.	2021	●	F			0

Marta R. Stewart Retired, Former Executive VP & CFO, Norfolk Southern Corporation	2021	●	F			1

Michael H. Thaman Retired, Former Chair & CEO, Owens Corning	2017	●		●		0

Matthew Thornton III Retired, Former Executive VP & COO, FedEx Freight, FedEx Corporation	2014	●	●			1

AC = Audit Committee	C = Committee Chair
CMDC = Compensation and Management Development Committee	F = Financial Expert
NCGC = Nominating and Corporate Governance Committee	L = Lead Independent Director effective following and contingent upon re-election at the Annual Meeting

5

Board Composition

Our Board utilizes a thoughtful approach to board composition to balance the addition of new directors who bring fresh and diverse perspectives and the stability of the Board as a whole. Our director nominees reflect the Board’s efforts in achieving diversity amongst its members, including diversity with respect to age, gender, race, and ethnicity, and the need for periodic refreshment to maintain an appropriate balance. It is also the Board’s policy to include, and to request that any search firm it engages include, women and racially or ethnically diverse persons in the pool of candidates from which director nominees are chosen.

We highlight below the diversity of our director nominees, including 56% director nominee diversity in gender, race, and ethnicity, and provide this information on an individualized basis under the heading “Director Matrix and Composition” in the Proposal 1 — Election of 9 Directors section.

Balanced Mix of Skills and Experience

In considering each director nominee and the composition of the Board as a whole, the Nominating and Corporate Governance Committee utilizes a director matrix consisting of a diverse set of experiences, qualifications, attributes, and skills, including self-identified diversity characteristics such as gender, race, and ethnicity, that it believes enables a director nominee to make significant contributions to the Board, Sherwin-Williams, and our shareholders. The committee and our Board believe the mix of categories summarized below contributes to a well-balanced Board and enables the Board to provide effective oversight of our management and business. These experiences, qualifications, attributes, and skills are reviewed regularly in considering the composition of the full Board and each director nominee.

We highlight below the mix of our director nominees and provide this information on an individualized basis under the heading “Director Matrix and Composition” in the Proposal 1 — Election of 9 Directors section.

6	2023 PROXY STATEMENT

Corporate Governance

The Board and management recognize the importance of sound corporate governance practices in fulfilling their respective duties and responsibilities. We also believe effective corporate governance is essential for maximizing long-term value for our shareholders.

Our Board and Committees

Under our Corporate Governance Guidelines, each director is expected to attend, absent unusual circumstances, all meetings of the Board and each committee on which he or she serves. Each director is also expected to attend, absent unusual circumstances, all annual and special meetings of shareholders.

	Members[1]	Independence	Meetings Held During 2022

Board of Directors	11	10 of 11	5

Audit Committee	6	100%	6

Compensation and Management Development Committee	4	100%	6

Nominating and Corporate Governance Committee	4	100%	2

[1]

Steven H. Wunning and Richard J. Kramer are not standing for re-election. Mr. Wunning currently serves as Lead Director and is a member of the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. Mr. Kramer currently serves as Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. If our shareholders elect all of the director nominees at the Annual Meeting, the Board will consist of 9 directors, all of whom are independent, except our CEO.

Each of our directors attended at least 75% of the 2022 meetings of the Board and the committees on which he or she served that were held during the period in which the director served.

Sound Corporate Governance Practices

Our corporate governance practices are designed to enable the Board to set objectives and monitor performance and to strengthen the accountability of the Board and management. We actively monitor our practices to confirm we continue to manage our business in accordance with high standards of ethics, business integrity, and corporate governance. The following table highlights some of our corporate governance practices and policies.

●   Annual election of all directors

●   Majority voting standard and resignation policy for directors in uncontested elections

●   Director overboarding policy

●   Proxy access rights available to 3-year ownership, 3% shareholders, for up to 20% of the Board

●   8 out of 9 director nominees are independent

●   Robust independent lead director role and governance responsibilities

●   Board committees entirely composed of independent directors

●   Executive sessions of non-management directors are held in connection with each regularly scheduled Board meeting

●   Board and committee oversight of risk exposures

●   Board and committee oversight of key ESG risks, policies, and strategies

●   Mandatory retirement age of 72 for directors

●   Orientation program for new directors

●   Annual board and committee self-assessments

●   Directors have complete access to management

●   Prohibition on hedging and pledging of our securities

●   Significant director and executive stock ownership guidelines

●   Policy to include women and racially or ethnically diverse persons in the pool of candidates from which director nominees are chosen

7

Executive Compensation

Our Compensation Objectives

We design and manage our Company-wide compensation programs to align with our overall business strategy and to focus our employees on delivering sustained financial and operating results and creating value for our shareholders on a consistent, long-term basis. We believe it is important that our compensation programs: (a) be competitive; (b) maintain a performance- and achievement-oriented culture; and (c) align the interests of our executives with those of our shareholders.

Our Compensation Mix

A significant percentage of our executives’ compensation opportunity is variable, at-risk, and tied to Company or business unit performance, including stock price appreciation. For 2022, 89% of total direct compensation (the sum of base salary, annual cash incentive, and long-term equity incentive) for our Chief Executive Officer (CEO) and an average of 78% for our other named executives was at-risk and tied to performance.

Our Responsible Compensation Practices

Our compensation programs, practices, and policies demonstrate our commitment to responsible pay and governance principles. The following table highlights some of the more significant best practices we have adopted, and the practices we have avoided, to maintain our commitment.

●   Annual say-on-pay vote

●   Independent Compensation Committee

●   Independent compensation consultant

●   Peer group benchmarking to market pay

●   Emphasis on performance-based pay

●   Responsibly administered incentive compensation programs

●   Balanced compensation structure

●   Diversified performance metrics tied to financial and operating performance

●   Significant stock ownership guidelines for our directors and executives

●   Clawback and recapture policy

●   No excessive or unnecessary risk-taking in compensation policies

●   No excessive perquisites

●   No payment of dividend equivalents on unvested restricted stock units

●   Double-trigger vesting of long-term equity incentive awards upon change in control

●   No repricing or replacing of underwater stock options without shareholder approval

●   No above-market earnings on deferred compensation

●   No employment agreements with named executives

8	2023 PROXY STATEMENT

Shareholder Engagement

Our relationships with shareholders and other stakeholders are an important part of the Company’s success. Throughout the year, members of our senior management team, other senior leaders, and our Lead Director, engaged with shareholders collectively representing a majority of our outstanding shares of common stock, as well as other stakeholders and the broader investing community.

During this engagement, our management team provided updates on a range of topics, addressed questions, and enhanced their understanding of the perspectives of investors. The Board and management team carefully consider feedback from these meetings, as well as shareholder support for our most recent advisory vote on executive compensation, in evaluating our business and enhancements to our corporate governance, executive compensation, and ESG policies, practices, and priorities.

9

Corporate Governance

Board Leadership Structure

Combined Chairman and Chief Executive Officer Role

Our Corporate Governance Guidelines provide that the same person should hold the positions of Chairman of the Board (Chairman) and CEO, except in unusual circumstances such as during a period of transition in the office of the CEO. The Board believes this structure provides the most efficient and effective leadership model for the Company and clear insight and direction of business strategies and plans to both the Board and management. The Board also believes we can most effectively execute our business strategies and plans if our Chairman is a member of our management team, providing unified leadership and focus.

John G. Morikis currently serves as our Chairman and CEO. The Board believes our leadership structure, with Mr. Morikis serving in these roles, enhances the Board’s effectiveness in fulfilling its oversight responsibilities, including with respect to the Company’s risk exposures, due to his broad experience with and extensive knowledge of our operations and the paint and coatings industry as a result of his 38 years with the Company and progression from management trainee to Chairman and CEO.

Lead Director

Under our Corporate Governance Guidelines, if the Chairman is not an independent director, the independent directors of the Board, after considering the recommendation of the Nominating and Corporate Governance Committee, annually will elect an independent director who has served as a member of the Board for at least one year to serve as Lead Director. Although annually elected, the Lead Director is generally expected to serve for more than one year. The Board believes a Lead Director improves the Board’s overall performance by enhancing the efficiency of the Board’s oversight and governance responsibilities and by supporting the relationship between the Chairman and CEO and the independent directors.

Role and Responsibilities.    The Lead Director has a significant role, with robust governance responsibilities that were recently enhanced and are clearly described in our Corporate Governance Guidelines. These responsibilities are as follows.

•	Chair meetings of the Board at which the Chairman is not present.

•	Chair executive sessions of the non-management directors. Meet separately with the Chairman after executive sessions to review the matters discussed during the executive sessions.

•	Authority to call meetings of the independent directors.

•	Review with the Chairman and approve the schedule for meetings of the non-management directors and set the agenda for such meetings.

•

Facilitate communications and serve as the principal liaison on Board-related issues between the Chairman and the independent directors. Each director, however, is free to communicate directly with the Chairman.

•	Review with the Chairman and approve the schedule for meetings of the Board to help assure that there is sufficient time allocated for discussion of all agenda items.

•	Suggest to the Chairman agenda items for meetings of the Board and approve the agenda, as well as the substance and timeliness of information sent to the Board.

•

Provide input on the design of the Board, including Board and committee composition, size, membership, leadership, structure and oversight responsibilities, as part of the Board’s and the Nominating and Corporate Governance Committee’s periodic review of such matters.

•	Assist the Board in overseeing the identification, assessment, and management of the Company’s risk exposures.

•	Authorize the retention of independent legal advisors, or other independent consultants and advisors, as necessary, who report directly to the Board on Board-related issues.

•	Represent the Board in communications with shareholders and other stakeholders where it is necessary and appropriate for the Board to respond on matters independently from the Company’s management.

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

•	Act as a resource for, and counsel to, the Chairman.

10	2023 PROXY STATEMENT

Current Lead Director.    Steven H. Wunning currently serves as the Company’s Lead Director and has held this position since 2019. Mr. Wunning’s in-depth understanding of manufacturing, quality, product support, and logistics as a result of his extensive management experience at a leading global manufacturing company has provided him with unique capabilities and insight with respect to the Company’s business, which are brought to bear in the performance of his responsibilities as Lead Director.

2023 Lead Director Succession.    In accordance with our director retirement policy, Mr. Wunning will retire from the Board at the end of his current term at the Annual Meeting. The Company and the Board extend their sincere gratitude to Mr. Wunning for his strong, principled leadership as Lead Director and his many contributions and dedicated service to the Company as a director.

The Board has elected Jeff M. Fettig to succeed Mr. Wunning as the Company’s Lead Director, effective following and contingent upon Mr. Fettig’s re-election as a director at the Annual Meeting. Mr. Fettig has served as a director since 2019 and currently serves as Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Through his long tenure as the former Chairman and CEO of a large public company, Mr. Fettig gained extensive public company management experience and significant knowledge of global business operations and end markets and the manufacturing, marketing, sales, and distribution of consumer products worldwide. Mr. Fettig also has significant experience with corporate governance matters as a current and former director, including independent lead director and non-executive chair roles, of other public company boards. In light of this extensive experience and breadth of knowledge and his valued contributions as a fellow director and Chair of the Audit Committee, the Board believes Mr. Fettig is well positioned to provide strong leadership and oversight of ongoing Board matters, influence effective collaboration among the directors, and contribute valuable insight with respect to the Company’s business.

Lead Director Role in Risk Oversight.    With respect to the Board’s role in risk oversight, Messrs. Wunning and Fettig are uniquely qualified to assist the Board in overseeing the identification, assessment, and management of the Company’s exposure to various risks as a result of their extensive public company risk management experience. Mr. Fettig also is well positioned due to his current role as Chair of the Audit Committee, which assists the Board in overseeing the Company’s enterprise risk management program that includes processes used to identify, assess, and manage the Company’s most significant risks and actions taken by management to identify, manage, and mitigate such risk exposures.

The Board believes Mr. Wunning has effectively leveraged and Mr. Fettig will be able to effectively leverage their respective experience to provide leadership and help guide the Board’s independent oversight of the Company’s risk exposures through the Lead Director role in collaborating with the Chairman and approving Board meeting agendas, chairing executive sessions of the non-management directors, facilitating communications between independent directors and the Chairman, and providing input on the design of the Board, including committee oversight responsibilities. In connection with these processes and in addition to management’s regular reviews of significant risks with the Board and committees, the Lead Director has the responsibility to review and evaluate the Company’s processes used to identify, assess, and manage key risks for the Board’s review and consideration and work with the Chairman to report the conclusions of the Board on such matters to management.

Other Leadership Components

We believe our strong leadership structure, together with the Board’s full access to our management team, enables the Board to effectively carry out its responsibility to oversee management.

All Board committees are entirely composed of independent directors and assist the Board with its overall oversight responsibility. In addition, the Board, the Lead Director, and any committee may retain independent legal, financial, compensation, or other consultants and advisors to advise and assist the Board or committee in discharging their responsibilities.

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Board Meetings

2022 Board Meetings

The Board held five meetings during 2022. Each incumbent director attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during the period in which the director served. Under our Corporate Governance Guidelines, each director is expected to attend, absent unusual circumstances, all meetings of shareholders. All current directors serving at the time of the 2022 annual meeting attended the 2022 annual meeting.

Executive Sessions of Non-Management Directors

The independent, non-management members of the Board meet in executive session following every regularly scheduled Board meeting. Additional executive sessions may be scheduled by the Lead Director or the non-management directors, as appropriate. The Lead Director chairs these sessions.

Board Committees

The Board has established three committees: the Audit Committee, the Compensation and Management Development Committee (the Compensation Committee), and the Nominating and Corporate Governance Committee (the Nominating Committee). Each committee has adopted a written charter describing the committee’s purpose and responsibilities. Each committee reviews and evaluates the adequacy of its charter at least annually.

Committee Membership

The following table sets forth the current membership and Chair of each committee of the Board.

Name	Audit Committee	Compensation Committee	Nominating Committee

Kerrii B. Anderson		Chair	✓

Arthur F. Anton	✓

Jeff M. Fettig	Chair		✓

Richard J. Kramer	✓		Chair

Christine A. Poon		✓

Aaron M. Powell	✓

Marta R. Stewart	✓

Michael H. Thaman		✓

Matthew Thornton III	✓

Steven H. Wunning		✓	✓

Audit Committee

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities on matters relating to:

•	the integrity of the Company’s financial statements and effectiveness of our internal control over financial reporting;

•	the independence, qualifications, and performance of the independent registered public accounting firm;

•	the performance of the Company’s internal audit function;

•	the Company’s compliance with legal and regulatory requirements;

•	the Company’s risk exposures relating to cybersecurity; and

•	other matters as may from time to time be specifically delegated to the Audit Committee by the Board.

The Audit Committee met six times during 2022 and made regular reports to the Board. Each member of the Audit Committee is independent under applicable SEC rules, New York Stock Exchange (NYSE) listing standards, and our Director Independence Standards. The Board has determined that each member of the Audit Committee is financially literate and Ms. Stewart and Messrs. Anton, Fettig, Kramer, and Powell are “audit committee financial experts,” as such term is defined under SEC rules.

12	2023 PROXY STATEMENT

Compensation and Management Development Committee

The purpose of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities on matters relating to:

•	compensation for our independent directors and management, which includes our executive officers and operating management;

•	the Company’s management development and succession planning process;

•	the Company’s key policies and strategies regarding the attraction, retention, and development of talent, including ID&E initiatives; and

•	other matters as may from time to time be specifically delegated to the Compensation Committee by the Board.

The Compensation Committee met six times during 2022 and made regular reports to the Board. Each member of the Compensation Committee meets the independence requirements under applicable SEC rules, NYSE listing standards, and our Director Independence Standards.

Process for Determining Director and Executive Compensation.    The Compensation Committee annually reviews and approves the form and amount of compensation for our independent directors and management, which includes our executive officers and operating management, and reports to the Board on all such compensation matters. The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees and Company officers. The Compensation Committee relies upon several members of management and their teams, as well as an independent compensation consultant, for assistance in performing its duties.

The Compensation Committee has directly engaged Compensation Advisory Partners as its outside compensation consultant reporting directly to the Compensation Committee. The Compensation Committee evaluated the independence of Compensation Advisory Partners, taking into account all factors relevant to its independence from management under applicable SEC rules and NYSE listing standards. Based upon that evaluation, the Compensation Committee determined Compensation Advisory Partners is independent. The Compensation Committee also conducted an assessment to evaluate whether the work performed by Compensation Advisory Partners raises a conflict of interest. Based upon that assessment, the Compensation Committee determined that no conflict of interest exists. Compensation Advisory Partners did not provide any services to Sherwin-Williams during 2022 other than those matters for which it was engaged by the Compensation Committee.

Role of the Compensation Consultant.    The compensation consultant performs services for the Compensation Committee relating to director and executive compensation, including the following:

•	attends Compensation Committee meetings to present and offer independent recommendations, insights, and perspectives on compensation matters;

•	assesses the appropriateness of our peer group used for compensation decisions;

•	assesses how our executive compensation program aligns with our pay for performance philosophy;

•	reviews compensation levels for executives and non-management directors relative to our peer group and published survey data, and recommends compensation pay levels;

•	reviews targeted pay levels and the mix of principal compensation components;

•	prepares CEO pay recommendations;

•	advises on annual and long-term incentive design and plan structure, performance goals, award opportunities, and vesting conditions;

•	conducts an annual risk assessment of our compensation programs to guard against excessive risk-taking; and

•	provides information on current executive compensation trends and new developments.

The Compensation Committee meets multiple times throughout the year with the compensation consultant in executive session without management present.

Role of Management.    Several members of management participate in the Compensation Committee’s executive compensation process. The Compensation Committee relies upon our Senior Vice President – Human Resources (SVP – HR) and his team for input related to director and executive compensation matters. With regard to executive compensation, management plays a more active role in the compensation process and makes recommendations with respect to:

•	the development of compensation plans and programs, and changes to existing plans and programs;

•	the evaluation of executive performance;

•	salary increases;

•	the alignment of incentive compensation plans and programs with our business goals and strategies;

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•	the performance goals (and weightings) for annual cash incentive compensation;

•	the financial performance goals for equity grants and the results attained; and

•	the number of stock options and restricted stock units granted.

Prior to providing recommendations to the Compensation Committee at its meetings, our SVP – HR will meet with our CEO to review the recommendations, except those concerning our CEO’s compensation. Our CEO and SVP – HR also meet with the Compensation Committee Chair and the compensation consultant prior to meetings to review the agenda for the meetings and the compensation recommendations. Our CEO and SVP – HR generally attend all Compensation Committee meetings, with our SVP – HR serving as secretary for the meetings. Our CEO does not have the authority to call Compensation Committee meetings, and he is excused from the part of the meeting during which the Compensation Committee discusses his annual performance evaluation and compensation.

Nominating and Corporate Governance Committee

The purpose of the Nominating Committee is to assist the Board in fulfilling its oversight responsibilities on matters relating to:

•	the identification of individuals qualified to become members of the Board;

•	the composition of the Board and its committees;

•	our Corporate Governance Guidelines and practices;

•	the annual evaluation of the performance of the Board;

•	the Company’s key environmental (including the impacts of climate change), product stewardship, health and safety, sustainability, and corporate social responsibility policies and strategies; and

•	other matters as may from time to time be specifically delegated to the Nominating Committee by the Board.

The Nominating Committee met twice in 2022 and made regular reports to the Board. Each member of the Nominating Committee is independent under NYSE listing standards and our Director Independence Standards.

Director Identification and Evaluation.    The Nominating Committee seeks a diverse group of candidates who possess the appropriate experiences, qualifications, attributes, and skills to make a significant contribution to the Board, our Company, and our shareholders. From time to time, the Nominating Committee receives input from senior management and other members of the Board to identify and evaluate potential director candidates. The Nominating Committee may also employ a professional search firm (for which it would be paid a fee) to assist the Nominating Committee in identifying potential members of the Board. When identifying candidates for Board membership, the Nominating Committee will include, and will request that any search firm it engages include, a diverse pool of qualified candidates, including women and racially or ethnically diverse persons, from which director nominees are chosen.

The Nominating Committee does not have specific minimum qualifications that a candidate must meet to be eligible for election to the Board. Instead, each candidate is evaluated in the context of the Board as a whole, with the objective that the Board can best perpetuate our Company’s success and represent shareholders’ interests through the exercise of sound business judgment using the directors’ diversity of experiences, qualifications, attributes, and skills, including directors’ self-identified diversity characteristics, such as gender, race, ethnicity, religion, national origin, sexual orientation, disability, military service, or other socio-economic or demographic characteristics. Each candidate shall have the highest personal and professional character and integrity and shall have demonstrated exceptional ability and judgment in their respective endeavors. Candidates must possess sufficient time to effectively carry out their duties and responsibilities.

In evaluating candidates, the Nominating Committee will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. If the Nominating Committee determines that a particular candidate likely would contribute positively to the Board’s mix of skills and experiences, the Nominating Committee will conduct interviews with the candidate and may invite other directors or members of management to interview the candidate to assess the candidate’s overall qualifications. The Nominating Committee will consider the candidate in the context of the Board’s then-current composition and the needs of the Board and its committees and make a recommendation to the Board as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by shareholders.

14	2023 PROXY STATEMENT

Diversity of Directors and Director Nominees.    In considering the composition of the Board, the Nominating Committee seeks to strike a balance between the addition of new directors who bring fresh and diverse perspectives and the stability of the Board as a whole. To maintain a well-balanced, diverse Board, the Nominating Committee utilizes a director matrix consisting of a diverse set of experiences, qualifications, attributes, and skills, including self-identified diversity characteristics, such as gender, race, and ethnicity. This matrix is set forth under the heading “Director Matrix and Composition” in the Proposal 1 — Election of 9 Directors section. The Nominating Committee utilizes the matrix when identifying, considering, and recommending director nominees, as well as potential director candidates as part of its process of identifying individuals qualified to become Board members. The Nominating Committee also regularly uses the matrix in reviewing the experiences, qualifications, attributes, and skills of current directors.

It is also the Board’s policy to include, and to request that any search firm it engages include, women and racially or ethnically diverse persons in the pool of candidates from which director nominees are chosen. The Nominating Committee assesses the effectiveness of this policy as part of its regular consideration of the Board’s composition (including its gender, racial, and ethnic diversity mix) utilizing reviews against the matrix and committee self-assessment results, as well as throughout the process of identifying and evaluating director candidates.

Consideration of Candidates Recommended by Shareholders.    The Nominating Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that the Nominating Committee will consider such candidates on the same basis and in the same manner as it considers all director candidates. Recommendations must include the following information:

•	the name and address of the shareholder;

•	the class and number of shares of common stock owned by the shareholder;

•

a description of all arrangements or understandings between or among any of (a) the shareholder, (b) each candidate, and (c) any other person or persons pursuant to which the recommendation is being made;

•	the candidate’s full name, address, and telephone number;

•	a statement of the candidate’s qualifications and experiences, and any other relevant qualities;

•	the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of the candidate as a director;

•

a statement, signed by both the shareholder and the candidate, (a) affirming that the shareholder and the candidate currently do not have, and in the prior three years have not had, directly or indirectly, any business, professional, or other relationship with each other, and the shareholder and the candidate do not have any agreement, arrangement, or understanding with each other with respect to the candidate’s proposed service as a director, or (b) if either of the foregoing statements is incorrect in any manner, describing in detail the relationship, agreement, arrangement, or understanding;

•

the candidate’s resume, a list of other boards of directors of public companies on which the candidate currently serves or has served in the past five years, educational information, and at least three references; and

•

a written statement signed by the candidate agreeing that if they are nominated by the Board, they will (a) be a nominee for election to the Board, (b) provide all information necessary to be included in Sherwin-Williams’ proxy statement under applicable SEC or NYSE rules, and (c) serve as a director if they are elected by shareholders.

You may find a complete description of these requirements in our Regulations and on our Investor Relations website, investors.sherwin.com. Shareholders may submit recommendations, along with proof of shareholder status, in writing to: Chair, Nominating and Corporate Governance Committee, c/o Corporate Secretary, The Sherwin-Williams Company, 101 West Prospect Avenue, Cleveland, Ohio 44115.

Ability of Shareholders to Nominate Directors via Proxy Access.    Our Regulations provide a “proxy access” right to permit any shareholder, or group of up to 20 shareholders collectively, owning 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials director nominees for election to the Board. A shareholder or shareholders, as applicable, can nominate up to 20% of the total number of directors on the Board, rounding down to the nearest whole number, in accordance with the requirements set forth in our Regulations. Under our Regulations, requests to include shareholder-nominated candidates for director in our proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of shareholders. You may find a complete description of the requirements for nominating a director utilizing proxy access in our Regulations.

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Board and Committee Oversight

The members of the Board serve as representatives for, and are accountable to, the Company’s shareholders. We believe effective Board oversight is critical to the long-term success of the Company and maximizing value for our shareholders.

The Board’s Role in Company Oversight

The Board has oversight responsibility of management. The Company’s business is conducted by officers, managers, and employees under the direction of the CEO and the oversight of the Board. The Board delegates to the CEO, and through him to other senior management, the authority and responsibility for managing the day-to-day affairs of the Company. In addition to its general oversight of management, the Board’s oversight function includes responsibility for the following key areas of oversight.

•

Management Succession Planning.    In light of the importance of management development and succession planning to Sherwin-Williams’ success, the Board oversees the selection, evaluation, and compensation of our CEO, the election or appointment of other senior management, and the review of management succession planning, including for our CEO. Succession planning is reviewed by the Board at least once per year and may be reviewed more frequently as the Board deems appropriate.

•

Strategic Plans.    The Board reviews and, where appropriate, approves the Company’s long-term strategic plan and initiatives. The Board receives regular updates from management that assist the Board in monitoring the implementation of and progress regarding such plans and initiatives. The Board also reviews and, where appropriate, approves significant corporate actions.

•

Financial Objectives, Plans, and Reporting.    The Board engages with management in connection with the review, evaluation, and, where appropriate, approval of the Company’s performance against broad financial objectives, major strategies, and plans, as well as the establishment and maintenance of processes, procedures, and controls for maintaining the integrity and clarity of the Company’s financial statements and financial reporting.

•

Compliance Processes and Procedures.    The Board receives regular reports from management that enable the Board’s review, evaluation, and, where appropriate, approval of the establishment and maintenance of processes and procedures to facilitate compliance with applicable laws and ethical business conduct.

•

Risk Exposures.    As described more fully under the heading “The Board’s Role in Risk Oversight” below, reviewing and evaluating the Company’s processes used by management to identify, assess, and manage the Company’s exposure to risk is a key oversight responsibility of the Board.

•	Corporate Governance. The Board is responsible for nominating directors, appointing Board committee members, and overseeing effective corporate governance of the Company.

•

Public Policy and Engagement.    Our Government Affairs team facilitates the Company’s global participation in the public policy-making process, including with respect to issues that affect our employees, customers, and business operations and objectives, as well as the paint and coatings industry in general. This team is led by our Senior Vice President, General Counsel and Secretary, who provides regular reports to the Board regarding the Company’s key public policy activities, advocacy, and engagement efforts.

In performing its oversight function, the Board provides advice and counsel to the CEO and senior management and relies upon the advice, reports, and opinions of management, counsel, independent auditors, and expert advisors, where necessary and appropriate.

16	2023 PROXY STATEMENT

The Board’s Role in Risk Oversight

Overseeing the assessment and management of the Company’s exposure to various risks is a key oversight responsibility for the Board. We have an enterprise risk management (ERM) program that includes the processes used to identify, assess, and manage the Company’s most significant enterprise risks and uncertainties that could materially impact the long-term health of the Company or prevent the achievement of strategic objectives. These risks are identified, measured, monitored, and managed across the following key risk categories:

•	Strategic, including acquisition, business disruption, reputational, and ESG risks;

•	Operational, including cybersecurity, information technology, supply chain and sourcing, and talent attraction, retention, and development risks;

•	Financial and macroeconomic, including economic condition, geopolitical, and financial control risks; and

•	Compliance, including litigation, regulatory, tax, and intellectual property risks.

Our Chief Financial Officer (CFO), who reports to our CEO, facilitates the ERM program. The ERM program includes a formal assessment of the Company’s risk environment at least once per year. Because risks are considered in conjunction with the Company’s operations and strategies, including long-term strategies, risks are identified and evaluated across different timeframes (e.g., short, medium and long term) depending on the specific risk. For the most significant risks identified, the ERM program team engages with senior management and other senior leaders in the functional areas and business units specific to the risks to develop and support risk management and mitigation actions, strategies, and processes across the short, medium, and long term, as necessary and appropriate, and to assist in aligning such actions, strategies, and processes with the Company’s relevant controls and procedures. Senior management and other senior leaders also may consult with outside advisors and experts in developing risk management and mitigation actions, strategies, processes, controls, and procedures and anticipating future threats and trends relating to the most significant risks.

The ERM program also facilitates the incorporation of risk assessment and evaluation into the strategic planning process and the provision of regular reports to senior management, including the CEO, regarding the actions, strategies, processes, controls, and procedures specific to managing, mitigating, and anticipating significant risks. While the Company does not have a member of senior management with the title of Chief Compliance Officer, the CFO and other senior management, who each report directly to the CEO or Chief Operating Officer (COO), are responsible for managing key risks specific to their functional areas.

The CFO reviews the ERM program with the Board at least once per year, including the methodology and approach used to identify, assess, and manage risks, enhancements to the ERM program during the preceding year, and existing risks and significant emerging risks across the Company’s key risk categories. Due to their immediacy and risk level, the Company’s most significant risks identified through the ERM program are discussed in greater detail with the Board, including the potential impact and likelihood of the risks materializing over the relevant timeframe, future threats and trends, assigned risk captains, and the actions, strategies, processes, controls, and procedures used or to be implemented to manage and mitigate the risks.

The CEO, CFO, and other senior management may review specific risks with the Board throughout the year, as necessary and appropriate, including as a result of the Lead Director or the Board requesting more frequent updates or information about specific risks. In reviewing specific risks with the Board, the CEO, CFO, and other senior management may incorporate reports and presentations from third-party advisors and consultants designed to advise with respect to future threats and trends and risk identification, management, and mitigation actions, strategies, and processes, as well as to discuss with, and obtain input from, the Board.

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To assist the Board in overseeing the Company’s exposure to various risks, the Board has delegated specific risk areas to each committee. The CFO and other senior management review these delegated risks with each Board committee, and the committees provide regular reports to the full Board.

Strategic Risks  ●  Operational Risks  ●  Financial & Macroeconomic Risks  ●  Compliance Risks

•  ERM program

•  Cybersecurity, including reviewing the state of cybersecurity, emerging developments and threats, and monitoring and mitigation efforts

•  Financial risks, including the integrity of financial statements and effectiveness of internal control over financial reporting

•  Internal audit performance

•  Legal and regulatory compliance requirements

•  Proper business conduct and practices

• Director and executive compensation • Management development and succession planning • Key policies and strategies regarding: [o] Talent attraction, retention, and development [o] ID&E initiatives

•  Corporate governance

•  Board and committee composition

•  Director succession and recruitment

•  Related person transactions

•  Key policies and strategies regarding:

[o]  Environmental risks, including relating to climate change

[o]  Product stewardship

[o]  Occupational health and safety

[o]  Sustainability

[o]  Corporate social responsibility

Corporate Governance Practices and Policies

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company. The Board reviews our Corporate Governance Guidelines at least annually. From time to time, the Board may revise our Corporate Governance Guidelines to reflect new regulatory requirements and evolving corporate governance practices and policies.

Code of Conduct

Our Code of Conduct applies to all directors, officers, and employees of Sherwin-Williams and our subsidiaries, wherever located. It contains the general guidelines and principles for conducting Sherwin-Williams’ business, consistent with the highest standards of business ethics. Our Code of Conduct also embodies our seven guiding values, which form the foundation of our Company: Integrity, People, Service, Quality, Performance, Innovation, and Growth. We encourage our directors, officers, and employees to report all violations of Company policies and applicable law, including incidents of harassment or discrimination. We will take appropriate steps to investigate all such reports and take appropriate action. Under no circumstances will directors, officers, or employees be subject to any disciplinary or retaliatory action for reporting, in good faith, a possible violation of our Code of Conduct or applicable law, or for cooperating in any investigation of a possible violation.

18	2023 PROXY STATEMENT

In addition to the ethical obligations set forth in the Code of Conduct, under our Code of Ethics for Senior Financial Management, our CEO, CFO, and senior financial management are required to adhere to the highest standards of honesty, integrity, objectivity, and independence, and comply with all applicable laws, governmental regulations, Company policies, rules and regulations, ethical requirements, and professional standards. They also are responsible for creating and maintaining a culture of high ethical standards and commitment to compliance throughout our Company to ensure the fair and timely reporting of Sherwin-Williams’ financial results and condition. Senior financial management includes our controller, treasurer, principal financial/accounting personnel in our operating groups and divisions, and all other financial/accounting personnel with staff supervision responsibilities in our corporate departments and operating groups and divisions.

Certain Relationships and Transactions with Related Persons

As part of our Code of Conduct, directors, officers, and employees are expected to make business decisions and take actions based upon the best interests of Sherwin-Williams and not based upon personal relationships or benefits.

The Board recognizes that some transactions, arrangements, and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written policy governing these transactions. This policy governs any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which Sherwin-Williams (including any of its subsidiaries) was during the last fiscal year, is, or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has, or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity):

•	our directors, director nominees, or executive officers;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; and

•	any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Nominating Committee is responsible for reviewing, approving, and overseeing these transactions.

In response to an annual questionnaire, directors, director nominees, and executive officers are required to submit to the Corporate Secretary a description of any ongoing or proposed transactions. Directors and executive officers are expected to provide updates to the list of transactions during the year and submit any newly proposed transactions for review by the Nominating Committee. We will provide any similar information available with respect to any known ongoing or proposed transactions with beneficial owners of 5% or more of our voting securities. At each calendar year’s first regularly scheduled Nominating Committee meeting, management will provide information regarding ongoing transactions and those proposed to be entered into by Sherwin-Williams for that calendar year.

If management becomes aware of any transactions subsequent to that meeting, such transactions will be presented for approval at the next meeting or, in certain circumstances where it is not reasonable or practicable to wait until the next meeting, to the Chair of the Nominating Committee (who possesses delegated authority to act between meetings) subject to ratification by the Nominating Committee at its next meeting. In the event management becomes aware of any transaction that was not previously approved under the policy, management will present the transaction to the Nominating Committee as promptly as practicable for its action, which may include termination, amendment, or ratification of the transaction.

The Nominating Committee (or the Chair) will prohibit a transaction if it is determined to be inconsistent with the interests of Sherwin-Williams and its shareholders and will approve only those transactions that are in, or are not inconsistent with, the interests of Sherwin-Williams and its shareholders, as determined in good faith in accordance with its business judgment. In addition, the transaction must be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

There were no related person transactions in 2022.

Director Independence

The Board has adopted categorical Director Independence Standards to assist the Board in determining the independence of each director. To be considered independent, the Board must affirmatively determine that the director has no material relationship with Sherwin-Williams. In each case, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, and such other criteria as the Board may determine from time to time. Our Director Independence Standards also include additional independence requirements for members of the Audit Committee and Compensation Committee.

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During the Board’s annual review of director independence, the Board considers transactions, relationships, and arrangements between each director or an immediate family member of the director and Sherwin-Williams. The Board also considers transactions, relationships, and arrangements between each director or an immediate family member of the director and our senior management.

Under our Director Independence Standards, the following relationships are not considered to be material relationships that would impair a director’s independence:

•

if the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, Sherwin-Williams for property or services in an amount which, in any of the last three fiscal years, is less than $1 million or two percent of such other company’s annual consolidated gross revenues, whichever is greater;

•

if the director, or an immediate family member of the director, is an executive officer of another company which is indebted to Sherwin-Williams, or to which Sherwin-Williams is indebted, in an amount which is less than five percent of such other company’s total consolidated assets;

•

if the director, or an immediate family member of the director, serves as an officer, director, or trustee of a foundation, university, charitable, or other not-for-profit organization, and Sherwin-Williams’ or The Sherwin-Williams Foundation’s discretionary charitable contributions (excluding matching contributions by the Foundation) to the organization, in the aggregate, are less than $500,000 or five percent, whichever is greater, of that organization’s last publicly available annual consolidated gross revenues;

•	if the director serves as a director or executive officer of another company that also uses Sherwin-Williams’ independent auditor;

•

if the director is a member of, or associated with, the same professional association, or social, educational, civic, charitable, fraternal, or religious organization or club as another Sherwin-Williams director or executive officer; or

•

if the director serves on the board of directors of another company at which another Sherwin-Williams director or executive officer also serves on the board of directors (except for compensation committee interlocks).

Early this year, the Board performed its annual independence review. As a result of this review, the Board determined that 10 of our 11 current directors and 8 of our 9 director nominees are independent. All members of the Audit Committee, Compensation Committee, and Nominating Committee are independent. The Board determined that Mses. Anderson, Poon, and Stewart and Messrs. Anton, Fettig, Kramer, Powell, Thaman, Thornton, and Wunning meet these standards and are independent and satisfy the independence requirements of the NYSE. Mr. Morikis is not considered to be independent because of his employment with Sherwin-Williams.

Majority Voting for Directors

As provided in our Amended and Restated Articles of Incorporation, for an individual to be elected to the Board in an uncontested election of directors, the number of votes cast in favor of the individual’s election must exceed the number of votes cast against the individual’s election.

Any incumbent nominee for director in an uncontested election who receives a greater number of “against” votes than “for” votes shall continue to serve on the Board pursuant to Ohio law, but is required to promptly tender his or her resignation to the Board under our Corporate Governance Guidelines. The Nominating Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the vote result.

In making this recommendation, the Nominating Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why shareholders voted against the director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to Sherwin-Williams, whether by accepting the resignation Sherwin-Williams will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether accepting the resignation is in the best interest of Sherwin-Williams and our shareholders. In considering the Nominating Committee’s recommendation, the Board will consider the factors considered by the Nominating Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a report filed with or furnished to the SEC.

20	2023 PROXY STATEMENT

Annual Board Self-Assessments

The Board and each committee complete an annual self-assessment to assist in determining whether the Board and its committees are functioning effectively. The Nominating Committee oversees this process.

Our Board and committee self-assessments address the following topics:

•	Board and committee efficiency and overall effectiveness;

•	Board and committee structure, size, composition, dynamics, and culture;

•	Board leadership structure;

•	meeting agendas, format, frequency, and time allocated;

•	the quality of Board and committee discussions;

•	the quality and scope of meeting materials and management presentations;

•	directors’ access to our CEO and other members of management; and

•

the sufficiency of information regarding, and time spent discussing, topics including long-term and strategic objectives, operating plans and budgets, competitive factors and trends, acquisition and divestiture activities, risk exposures, management development and succession planning, shareholder perspectives, and key ESG strategies and initiatives.

Director Overboarding Policy

As provided in our Corporate Governance Guidelines, the Board has established an overboarding policy to help confirm a director’s service on other public company boards does not impair the director’s ability to effectively serve on our Board. To that end, the Board believes that directors who are executive officers of public companies should not serve on more than two public company boards (inclusive of our Board) and that all other Board members should not serve on more than four public company boards (inclusive of our Board).

Stock Ownership Guidelines

The Board has established minimum share ownership requirements for our directors and executives to encourage meaningful stock ownership in Sherwin-Williams and assist in aligning their interests with the interests of our shareholders. The Compensation Committee reviews shareholdings on an annual basis to determine whether our directors and executives are meeting these requirements.

Each non-management director is required to acquire shares of Sherwin-Williams common stock equal in value to a minimum of seven times the annual Board cash retainer. For purposes of obtaining this requirement, time-based restricted stock units (RSUs) held by directors pursuant to our 2006 Stock Plan for Nonemployee Directors and equivalent shares of common stock held by directors pursuant to our Director Deferred Fee Plan are considered shares of common stock owned by such directors. Each director also is required to hold all shares of common stock received upon the vesting of RSUs until the minimum share ownership requirement is met.

21

Each executive is required to acquire, within five years of serving in such capacity, shares of Sherwin-Williams common stock equal in value to a multiple of their base salary. Minimum share ownership requirements are six times for our CEO, four times for our COO, and three times for all other executives. For purposes of meeting this requirement, each equivalent share of stock held under our benefit plans and each RSU is considered a share of stock. Stock options and performance-based restricted stock units (PRSUs) are not considered for purposes of meeting the minimum share ownership requirement.

At December 31, 2022, all executives and non-management directors had either met the guidelines or are expected to meet the guidelines within the prescribed time frame or in accordance with the requirements.

Anti-Hedging and Anti-Pledging Policy

Directors and all employees, including our executive officers, are prohibited from engaging in hedging transactions with respect to Sherwin-Williams securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director or employee, including our executive officers, to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited.

We also prohibit our directors, executive officers, and certain of our other employees that are subject to the preclearance procedures of our Insider Trading Policy from holding Sherwin-Williams securities in margin accounts or otherwise pledging our securities for a loan. Additionally, we prohibit our directors and employees, including our executive officers, from engaging in short sales of our securities and purchasing and selling put options, call options, or other such derivative securities relating to our securities.

Clawback and Recapture Policy

The Board has adopted a policy regarding the adjustment and recapture of compensation paid or payable to executives and key employees. Under this clawback and recapture policy, employees who participate in our 2007 Executive Annual Performance Bonus Plan are required to reimburse Sherwin-Williams for any award paid under this plan in the event:

•

the award was based upon the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with any financial reporting requirement under federal securities laws;

•	the Board determines the employee engaged in knowing or intentional fraudulent or illegal conduct that caused or partially caused the need for the restatement; and

•	a lower amount would have been paid to the employee based upon the restated financial results.

The reimbursement will be equal to the difference in the amount of the award prior to the restatement and the amount of the award determined using the restated financial results.

In addition, (a) all outstanding stock awards will be canceled and (b) the employee will be required to reimburse Sherwin-Williams for any economic gains received by the employee pursuant to a stock award during the one-year period preceding the Board’s determination that the employee engaged in the conduct described above.

Complaint Procedures for Accounting, Auditing, and Financial-Related Matters

The Audit Committee has established procedures for receiving, retaining, and treating complaints from any source regarding accounting, internal accounting controls, and auditing matters. The Audit Committee has also established procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Interested parties may communicate such complaints by following the procedures described below under the heading “How You May Communicate with Directors.” Employees may report such complaints by following the procedures outlined in our Code of Conduct. We do not permit any disciplinary or retaliatory action against any person who, in good faith, submits a complaint or concern under these procedures.

22	2023 PROXY STATEMENT

How You May Communicate with Directors

The Board has adopted a process by which shareholders and all other interested parties may communicate with the Lead Director, the Chairs of any of the committees of the Board, or the non-management directors as a group. You may send communications by regular mail to the attention of the: Lead Director; Chair, Audit Committee; Chair, Compensation and Management Development Committee; Chair, Nominating and Corporate Governance Committee; or, if to the non-management directors as a group, Non-Management Directors; each, c/o Corporate Secretary, The Sherwin-Williams Company, 101 West Prospect Avenue, Cleveland, Ohio 44115.

Sherwin-Williams’ management will review all communications received to determine whether the communication requires immediate action. Management will relay all appropriate and applicable communications received, or a summary of such communications, to the appropriate director or directors.

Availability of Corporate Governance Materials

You may access all committee charters and our Corporate Governance Guidelines, Director Independence Standards, Code of Conduct, and other governance materials on our Investor Relations website, investors.sherwin.com.

23

Proposal 1 — Election of 9 Directors

Our Board has nominated the following 9 director nominees for election at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected or until their earlier resignation, removal from office, or death.

Our Board currently has 11 members. All are standing for re-election as nominees, except Messrs. Wunning and Kramer who will retire from the Board following the Annual Meeting. The Board has determined that all of the director nominees are independent, except for Mr. Morikis, who is not considered independent due to his position as our Chairman and CEO. There are no family relationships among any of the directors, director nominees, and executive officers.

Each nominee has agreed to serve, if elected. If any nominee declines or is unable to accept such nomination or is unable to serve, an event which we do not expect, the Board reserves the right in its discretion to substitute another person as a nominee or to reduce the number of nominees and the size of the Board. In this event, the proxy holders may vote, in their discretion, for any substitute nominee proposed by the Board.

We have presented below biographical information regarding each nominee. This biographical information is supplemented by additional information regarding the particular experiences, qualifications, attributes, and skills that led the Board to conclude each nominee should serve on the Board. This additional information is set forth in this section under the heading “Director Matrix and Composition.”

The Board of Directors unanimously recommends that

you vote “FOR” the election of each of the nominees.

Director Biographies

Retired, Former Chief Executive Officer and President, Wendy’s International, Inc. Director since: 2019 Age: 65 Committees: Compensation Committee (Chair) Nominating Committee

Kerrii B. Anderson

Ms. Anderson served as Chief Executive Officer and President of Wendy’s International, Inc. (restaurant operating and franchising company n/k/a The Wendy’s Company) from November 2006 until September 2008 when Wendy’s merged with a subsidiary of Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. Ms. Anderson joined Wendy’s in September 2000, serving as Interim Chief Executive Officer and President from April 2006 to November 2006, and Executive Vice President and Chief Financial Officer from September 2000 to April 2006. Prior to joining Wendy’s, Ms. Anderson served as Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. (n/k/a M/I Homes, Inc.) from September 1987 to September 2000. Ms. Anderson has been a private investor and board advisor since 2008. Ms. Anderson is a director of Laboratory Corporation of America Holdings (NYSE: LH), Worthington Industries, Inc. (NYSE: WOR), and Abercrombie & Fitch Co. (NYSE: ANF).

Qualifications.    Ms. Anderson has a strong record of leadership in operations, strategy, finance, and talent management as a result of her experience serving as Chief Executive Officer and President and Chief Financial Officer of Wendy’s. Ms. Anderson also has significant expertise in the areas of accounting and financial reporting, corporate finance, corporate governance, and executive compensation through her service on other large public company boards. This breadth of experience enables Ms. Anderson to advise our Board on a variety of matters relevant to Sherwin-Williams’ global operations and business strategy.

24	2023 PROXY STATEMENT

Retired, Former Chairman and Chief Executive Officer, Swagelok Company Director since: 2006 Age: 65 Committees: Audit Committee

Arthur F. Anton

Mr. Anton served as Chairman and Chief Executive Officer of Swagelok Company (manufacturer and provider of fluid system products and services) until his retirement in December 2019. Mr. Anton assumed the role of Chief Executive Officer in January 2004 and Chairman in October 2017. Mr. Anton joined Swagelok as Chief Financial Officer in August 1998 and held various other senior leadership positions during his tenure, including President from January 2001 to October 2017, Chief Operating Officer from January 2001 to January 2004, and Executive Vice President from July 2000 to January 2001. Mr. Anton is a director of Diebold Nixdorf, Incorporated (NYSE: DBD), non-executive Chairman of SunCoke Energy, Inc. (NYSE: SXC), and Lead Director of Olympic Steel, Inc. (Nasdaq: ZEUS). He is also Chair and a director of University Hospitals Health System, Inc. and a member of the Advisory Board of Union Home Mortgage Corp. Mr. Anton is a former director of Forest City Realty Trust, Inc.

Qualifications.    Mr. Anton brings significant domestic and international manufacturing and distribution experience to the Board. Mr. Anton gained significant financial expertise and experience in a manufacturing and distribution setting through serving on the audit committee of various other public company boards, as a former partner of Ernst & Young LLP and as the former Chief Financial Officer of Swagelok. This breadth of knowledge and experience provide him with a unique perspective on Sherwin-Williams’ business and operations.

Retired, Former Chairman of the Board and Chief Executive Officer, Whirlpool Corporation Director since: 2019 Age: 66 Committees: Audit Committee (Chair) Nominating Committee

Jeff M. Fettig

Mr. Fettig served as Executive Chairman of the Board of Whirlpool Corporation (world’s leading major home appliance company) from October 2017 until his retirement in December 2018. Mr. Fettig served as Chairman of the Board and Chief Executive Officer of Whirlpool from July 2004 to October 2017. Mr. Fettig joined Whirlpool in June 1981 and held numerous leadership positions of increasing responsibility, including President and Chief Operating Officer from June 1999 to July 2004, and Executive Vice President, Whirlpool and President, Whirlpool Europe and Asia from 1994 to June 1999. Mr. Fettig is a director of Dow Inc. (NYSE: DOW) and a director of Kohler Company. Mr. Fettig also serves as a director of the Indiana University Foundation. Mr. Fettig is a former director of DowDuPont Inc. and Whirlpool Corporation.

Qualifications.    Through his long tenure as Chairman and Chief Executive Officer and his experience in various other key leadership positions with Whirlpool over 37 years, Mr. Fettig gained significant knowledge of global business operations and end markets and the manufacturing, marketing, sales, and distribution of consumer products worldwide. This extensive experience and breadth of knowledge enable him to provide our Board with a unique, independent perspective on Sherwin-Williams’ business strategy, growth, and operations and the issues and opportunities facing complex, global companies.

25

Chairman and Chief Executive Officer, Sherwin-Williams Director since: 2015 Age: 59 Committees: None

John G. Morikis

Mr. Morikis has served as Chairman of Sherwin-Williams since January 2017 and Chief Executive Officer of Sherwin-Williams since January 2016. Mr. Morikis previously served as President of Sherwin-Williams from March 2021 to March 2022 and October 2006 to March 2019, Chief Operating Officer from October 2006 to January 2016, and President, Paint Stores Group from October 1999 to October 2006. Mr. Morikis joined Sherwin-Williams in 1984 as a management trainee in the Paint Stores Group and has held roles of increasing responsibility throughout his career. Mr. Morikis is a director of Fortune Brands Innovations, Inc. (NYSE: FBIN) (formerly Fortune Brands Home & Security, Inc.). Mr. Morikis is also Chair and a director of the Policy Advisory Board of the Joint Center for Housing Studies of Harvard University and Vice Chair and a director of University Hospitals Health System, Inc.

Qualifications.    Mr. Morikis has been with Sherwin-Williams for 38 years, including nine years as Chief Operating Officer. He currently serves as Sherwin-Williams’ Chairman and Chief Executive Officer. His vast operating and leadership experience with Sherwin-Williams has provided him with significant, in-depth knowledge of the paint and coatings industry, as well as unique insight into the opportunities and challenges facing Sherwin-Williams. The Board benefits from his broad operating, manufacturing, retail, marketing, strategic planning, and international experience.

Retired, Former Vice Chairman, Johnson & Johnson Director since: 2014 Age: 70 Committees: Compensation Committee

Christine A. Poon

Ms. Poon served as Executive in Residence at The Max M. Fisher College of Business at The Ohio State University from September 2015 until March 2020. Ms. Poon joined Ohio State in April 2009, serving as Dean and John W. Berry, Sr. Chair in Business at The Max M. Fisher College of Business until October 2014 and as Professor of Management and Human Resources at The Max M. Fisher College of Business from October 2014 to September 2015. Prior to joining Ohio State, Ms. Poon spent eight years at Johnson & Johnson until her retirement in March 2009, most recently as Vice Chairman beginning January 2005 and Worldwide Chairman, Pharmaceuticals Group beginning August 2001. Ms. Poon also served as a director of Johnson & Johnson. Prior to joining Johnson & Johnson, Ms. Poon held various senior leadership positions at Bristol-Myers Squibb Company over a period of 15 years, most recently as President, International Medicines Group, and President, Medical Devices Group. Ms. Poon is Lead Independent Director of Prudential Financial, Inc. (NYSE: PRU) and a director of Regeneron Pharmaceuticals, Inc. (Nasdaq: REGN). She is a former director of Decibel Therapeutics, Inc. (Nasdaq: DBTX) and a former member and Vice-Chairwoman of the Supervisory Board of Koninklijke Philips N.V. (NYSE: PHG).

Qualifications.    Ms. Poon has extensive strategic and operational leadership skills due to her over 20 years of experience at Johnson & Johnson and Bristol-Myers Squibb. Ms. Poon brings significant sales and marketing expertise in domestic and international markets to the Board, providing a valuable perspective on Sherwin-Williams’ worldwide commercial operations.

26	2023 PROXY STATEMENT

Chief Executive Officer, Pizza Hut Division, Yum! Brands, Inc. Director since: 2021 Age: 51 Committees: Audit Committee

Aaron M. Powell

Mr. Powell has served as Chief Executive Officer, Pizza Hut Division of Yum! Brands, Inc. (global restaurant company) since September 2021. Prior to joining Yum! Brands, Mr. Powell served as President, Asia-Pacific Consumer Business of Kimberly-Clark Corporation (global manufacturer and marketer of personal care, consumer tissue, and other household and professional products) from March 2020 to September 2021. Mr. Powell joined Kimberly-Clark in September 2007 and held various other leadership positions of increasing responsibility, including President, Kimberly-Clark Professional from May 2018 to February 2020, President, Kimberly-Clark Europe, Middle East & Africa (EMEA) from April 2018 to May 2018, President, Kimberly-Clark Professional, North America from December 2015 to April 2018, Vice President and Managing Director, Central & Eastern Europe from January 2014 to December 2015, and additional leadership roles within Kimberly-Clark’s EMEA and North Asia operations. Prior to joining Kimberly-Clark, Mr. Powell spent four years with Bain & Company (global management consulting firm), including as a Manager in its Consumer Practice, and eight years with The Procter & Gamble Company, where he began his career.

Qualifications.    Mr. Powell brings relevant leadership and international operations, sales, and marketing experience from a global consumer and professional products company to the Board. Through his broad range of leadership positions, including his current role as Chief Executive Officer, Pizza Hut Division at Yum! Brands, Mr. Powell has gained significant knowledge of global markets and operations and extensive sales, marketing, and digital expertise in domestic and international markets. This breadth of experience will enable him to provide the Board with a valuable perspective on Sherwin-Williams’ global operations, sales and marketing, and other business matters.

Retired, Former Executive Vice President and Chief Financial Officer, Norfolk Southern Corporation Director since: 2021 Age: 65 Committees: Audit Committee

Marta R. Stewart

Ms. Stewart served as Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation (U.S. premier transportation company and major transporter of industrial products, forest and consumer products, chemicals, and metals, and construction materials) from November 2013 until her retirement in August 2017. Ms. Stewart joined Norfolk Southern in 1983 and held various additional accounting and finance positions of increasing responsibility, including Vice President and Treasurer from April 2009 to November 2013 and Vice President, Controller and Principal Accounting Officer from December 2003 to April 2009. Prior to joining Norfolk Southern, Ms. Stewart spent over four years at Peat Marwick (a predecessor to KPMG International Limited), where she began her career. Ms. Stewart is a director of Simon Property Group, Inc. (NYSE: SPG). She is a former director of Raytheon Company (formerly NYSE: RTN).

Qualifications.    Ms. Stewart brings extensive financial and strategic leadership experience to the Board. Through her 33-year career at a premier transportation and distribution company, Ms. Stewart gained extensive financial expertise and significant knowledge of strategic planning, capital markets, and accounting systems and controls that enable her to provide the Board with a meaningful perspective on matters relevant to Sherwin-Williams’ business strategy and operations.

27

Retired, Former Chair and Chief Executive Officer, Owens Corning Director since: 2017 Age: 59 Committees: Compensation Committee

Michael H. Thaman

Mr. Thaman served as Executive Chair of Owens Corning (developer, manufacturer, and marketer of insulation, roofing, and fiberglass composites) from April 2019 to March 2020. Mr. Thaman joined Owens Corning in 1992 and held a variety of other senior leadership positions, including Chief Executive Officer of Owens Corning from December 2007 until April 2019, Chair of Owens Corning beginning in 2002, President of Owens Corning from December 2007 to August 2018, and Chief Financial Officer from April 2000 until December 2007. Mr. Thaman is a director of Kohler Company and UL Solutions Inc. Mr. Thaman also served as Chief Executive Officer of UBQ Materials Inc. (developer of advanced materials made from organic and unrecyclable waste) from March 2020 until December 2020. He is a former director of Owens Corning (NYSE: OC).

Qualifications.    Mr. Thaman brings relevant operational experience leading and managing a global manufacturing company to the Board. The Board benefits from Mr. Thaman’s deep and unique understanding of the residential, construction, and industrial markets. Through serving in a variety of leadership roles at Owens Corning during a 28-year career, Mr. Thaman gained significant knowledge of global markets, operations, finance, and business strategy, which enables him to advise our Board on a variety of matters relevant to Sherwin-Williams’ operations and business strategy.

Retired, Former Executive Vice President and Chief Operating Officer, FedEx Freight, FedEx Corporation Director since: 2014 Age: 64 Committees: Audit Committee

Matthew Thornton III

Mr. Thornton served as Executive Vice President and Chief Operating Officer of FedEx Freight, a subsidiary of FedEx Corporation (global transportation, business services, and logistics company), from May 2018 until his retirement in November 2019. Mr. Thornton joined FedEx Corporation in November 1978 and held various management positions of increasing responsibility with the company, including Senior Vice President, US Operations, FedEx Express from September 2006 to May 2018, Senior Vice President – Air, Ground & Freight Services, FedEx Express from July 2004 to September 2006, and Vice President – Regional Operations (Central Region), FedEx Express from April 1998 to July 2004. Mr. Thornton is a director of Crown Castle International Corp. (NYSE: CCI) and a member of the Boards of Directors/Trustees of registered investment companies in the Nuveen fund complex. Mr. Thornton is also a member of The Executive Leadership Council.

Qualifications.    Mr. Thornton brings extensive management and leadership experience from a large multinational company to the Board. Through his broad range of positions at FedEx Corporation during a career exceeding 41 years, Mr. Thornton gained significant strategic operations expertise and logistics management experience that allow him to provide the Board with a meaningful perspective on Sherwin-Williams’ operations and business matters.

28	2023 PROXY STATEMENT

Director Matrix and Composition

In considering each director nominee and the composition of the Board as a whole, the Nominating Committee utilizes a director matrix consisting of a diverse set of experiences, qualifications, attributes, and skills, including self-identified diversity characteristics such as gender, race, and ethnicity, that it believes enables a director nominee to make significant contributions to the Board, Sherwin-Williams, and our shareholders. The Nominating Committee may consider additional experiences, qualifications, attributes, and skills, as it deems appropriate, given the then-current needs of the Board and Sherwin-Williams. The Nominating Committee regularly reviews the director matrix as part of its annual Board composition review, which includes a review of potential director candidates. The following table describes more fully the director matrix and provides additional demographic information regarding our director nominees.

*	Categories and information included based on director nominees’ self-identified diversity characteristics.

29

2022 Director Compensation Table

The following table sets forth information regarding the compensation of our independent, non-management directors for 2022.

Name	Fees Earned or Paid in Cash ($)(1,2)	Stock Awards ($)(3,4)	All Other Compensation ($)(5)	Total ($)

Kerrii B. Anderson	155,000	144,232	6,600	305,832

Arthur F. Anton	130,000	144,232	3,000	277,232

Jeff M. Fettig	160,000	144,232	7,000	311,232

Richard J. Kramer	150,000	144,232	3,000	297,232

Christine A. Poon	130,000	144,232	4,000	278,232

Aaron M. Powell	130,000	144,232	7,000	281,232

Marta R. Stewart	130,000	144,232	1,120	275,352

Michael H. Thaman	130,000	144,232	3,000	277,232

Matthew Thornton III	130,000	144,232	4,000	278,232

Steven H. Wunning	165,000	144,232	7,000	316,232

[1]	Amounts reflect the annual Board retainer, the annual retainer for the Lead Director, and the annual retainers for committee Chairs.

[2]

Mses. Anderson and Poon and Messrs. Kramer, Thaman, and Wunning deferred the payment of fees under our Director Deferred Fee Plan. Cash amounts deferred into vested stock units under our Director Deferred Fee Plan during 2022 were as follows: Ms. Anderson ($38,750), Ms. Poon ($32,500), Mr. Kramer ($150,000), Mr. Thaman ($130,000), and Mr. Wunning ($165,000). These amounts were credited to either a common stock unit account or a shadow stock unit account under our Director Deferred Fee Plan.

[3]

Values reflect 529 RSUs granted to each non-management director under our 2006 Stock Plan for Nonemployee Directors during 2022. The value of RSUs is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the Accounting Standards Codification (ASC)), excluding the effect of estimated forfeitures. The grant date fair value of RSUs is based on the fair market value of our common stock (the average of the highest and lowest reported sale prices) on the grant date.

[4]

The number of RSUs held by each non-management director at December 31, 2022 was as follows: (a) 1,246 for Mses. Anderson and Poon and Messrs. Anton, Fettig, Kramer, Thaman, Thornton, and Wunning; (b) 981 for Mr. Powell; and (c) 912 for Ms. Stewart.

[5]

Amounts include: (a) $4,000 for each of Mses. Anderson and Poon and Messrs. Fettig, Powell, Thornton, and Wunning for identity theft protection and cybersecurity services; and (b) $3,000 for each of Messrs. Anton, Fettig, Kramer, Powell, Thaman, and Wunning, $2,600 for Ms. Anderson, and $1,120 for Ms. Stewart for charitable matching gifts under The Sherwin-Williams Foundation Matching Gifts Program.

30	2023 PROXY STATEMENT

Director Compensation Program

The Compensation Committee is responsible for reviewing and approving the form and amount of compensation for our non-management directors. All of our non-management directors are paid under the same compensation program. Any executive officer of Sherwin-Williams who also serves as a director does not receive any additional compensation for serving as a director.

Our director compensation program is designed to attract and retain highly qualified directors by providing director compensation that is competitive relative to market practices, addresses the time, effort, expertise, and accountability required of active Board membership, and aligns directors’ interests with those of our shareholders through the equity component of the program.

Director Fees

During 2022, the cash and equity compensation program for our non-management directors consisted of the following.

•	An annual cash retainer of $130,000.

•

An additional annual cash retainer of $35,000 for the Lead Director, $30,000 for the Audit Committee Chair, $25,000 for the Compensation Committee Chair, and $20,000 for the Nominating Committee Chair.

•

A meeting fee of $1,750 for each Board or committee meeting attended in excess of twelve meetings during the calendar year. For purposes of calculating the number of meetings, any Board and committee meetings held within 24 hours constitute one meeting.

•

An annual grant of RSUs of approximately $170,000, valued over a prior 30-day period, under our 2006 Stock Plan for Nonemployee Directors. One RSU is equivalent in value to one share of Sherwin-Williams common stock. RSUs generally are paid out in common stock upon vesting and vest in annual increments of one-third over a period of three years. RSUs will immediately vest in the event of the death or disability of the director or in the event of a change in control of Sherwin-Williams. In the event of the retirement of the director, RSUs will continue to vest in accordance with the original three-year vesting schedule.

We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees. We do not provide retirement benefits to our non-management directors.

It is the Compensation Committee’s practice to engage its independent compensation consultant every other year to assess the competitiveness of our director compensation program relative to market practices, including the peer group we use for executive compensation purposes. The next assessment is expected to occur in July 2023. Additional information regarding the role and independence of our compensation consultant is set forth under the heading “Compensation and Management Development Committee” in the Board Committees section.

Director Stock Ownership Requirements

The Board has established a minimum share ownership requirement to ensure the interests of our directors are aligned with the interests of our shareholders. Information about our director stock ownership requirements is included under the heading “Stock Ownership Guidelines” in the Corporate Governance Practices and Policies section.

Other Benefits

We also provide liability insurance and business travel accident insurance for all directors, including $500,000 accidental death and dismemberment coverage and $500,000 permanent total disability coverage, while the directors are traveling on Sherwin-Williams’ business.

Directors may also receive the same discounts as our employees on the purchase of products at Sherwin-Williams’ stores and are eligible to participate in The Sherwin-Williams Foundation’s Matching Gifts Program and Grants for Volunteers Program on the same basis as employees. For the Matching Gifts Program, the Foundation will match, on a 1:1 basis, gifts of $100 or more, up to an annual maximum of $3,000, made to qualifying nonprofit organizations and educational institutions.

Directors may defer all or a portion of their retainer and meeting fees under our Director Deferred Fee Plan into a common stock unit account, a shadow stock unit account, or an interest bearing cash account. Amounts deferred may be distributed either in annual installments over a period of up to ten years or in a lump sum pursuant to a director’s payment election. Amounts credited to a shadow stock unit account are distributed in cash, and units are vested in shadow stock and common stock unit accounts upon allocation to such accounts.

31

Proposal 2 — Advisory Approval of the Compensation of the Named Executives

We are asking our shareholders to approve, on an advisory, non-binding basis, the compensation of the named executives as disclosed in this Proxy Statement pursuant to SEC rules, including Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act). This annual vote is commonly referred to as “say-on-pay.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executives and our executive compensation program and practices described in this Proxy Statement.

We believe our executive compensation program has been thoughtfully and appropriately designed and managed to align with our overall business strategy and to focus our executives on delivering sustained financial and operating results and creating value for our shareholders on a consistent, long-term basis. Our objectives are to provide an executive compensation program that: (a) is competitive and designed to attract, retain, and motivate talented and high-performing executives; (b) maintains a performance- and achievement-oriented culture that is supported by our pay for performance philosophy by linking a significant percentage of our executive compensation program to Company performance, business unit performance (where applicable), and stock price appreciation; and (c) aligns the interests of our executives with those of our shareholders through significant stock ownership requirements and a significant portion of our executives’ incentive compensation directly tied to our stock price, rewarding our executives the way our shareholders are rewarded—through growth in the value of our stock. We believe our program achieves these objectives.

The CD&A describes our executive compensation program, including detailed information about how and why we make executive compensation decisions, and the decisions made relating to 2022 compensation. We include a list of our more significant executive compensation practices, which promote responsible pay and governance principles and alignment with shareholder interests, in the Executive Summary of the CD&A.

The Board requests that you vote “for” the following resolution:

“RESOLVED, that Sherwin-Williams’ shareholders hereby approve, on an advisory basis, the compensation of the named executives as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables, and any related material disclosed in this Proxy Statement.”

Although this advisory say-on-pay vote is not binding, the Board and Compensation Committee highly value the opinions of our shareholders. The result of this vote will provide information to the Compensation Committee about our shareholders’ views of our executive compensation program, which the Compensation Committee will be able to consider in the future when making executive compensation decisions.

Subject to the outcome of the shareholder advisory vote on the frequency of the say-on-pay vote (Proposal 3), we expect to continue holding this say-on-pay vote annually, with the next vote expected to occur at our 2024 annual meeting of shareholders.

The Board of Directors unanimously recommends that you vote “FOR”

advisory approval of the compensation of the named executives.

32	2023 PROXY STATEMENT

Proposal 3 — Advisory Approval of the Frequency of the Advisory Vote on the Compensation of the Named Executives

In addition to the advisory say-on-pay vote (Proposal 2), we are providing our shareholders with the opportunity to indicate how frequently we should hold the advisory say-on-pay vote pursuant to SEC rules, including Section 14A of the Exchange Act. This “frequency” vote is required to be held at least once every six years. We last held a frequency vote at our annual meeting of shareholders in 2017. At that meeting, our shareholders voted in favor of holding annual say-on-pay advisory votes, and we have held annual votes since then.

After careful consideration, the Board believes we should continue to hold a say-on-pay advisory vote every year. In reaching its recommendation, the Board concluded that an annual vote will continue to enable our shareholders to provide us with timely input on our executive compensation philosophy, policies, and programs.

You may cast your vote on your preferred voting frequency by choosing the option of voting every “1 Year,” “2 Years,” or “3 Years,” or you may abstain from voting. Although this vote is advisory and not binding, the Board and Sherwin-Williams highly value the opinions of our shareholders. We will consider the outcome of this vote when determining the frequency of future shareholder say-on-pay votes and expect to be guided by the voting option that receives the greatest number of votes, even if that option does not receive a majority vote. We expect to hold our next frequency vote at our 2029 annual meeting of shareholders.

The Board of Directors unanimously recommends that you vote for “1 YEAR”

for the advisory approval of the frequency of the advisory vote on the compensation of the named executives.

33

Executive Compensation

Compensation Discussion and Analysis

This CD&A describes our executive compensation program and how it applies to our five named executives listed below. As used in this CD&A, the terms “the Compensation Committee” and “the Committee” refer to the Compensation and Management Development Committee.

•

John G. Morikis.    Mr. Morikis has served as Chairman since January 2017 and CEO since January 2016. Mr. Morikis also served as President from March 2021 to March 2022. Mr. Morikis began his career with Sherwin-Williams in December 1984.

•	Allen J. Mistysyn. Mr. Mistysyn has served as Senior Vice President – Finance and CFO since January 2017. He began his career with Sherwin-Williams in June 1990.

•

Heidi G. Petz.    Ms. Petz has served as President and COO since March 2022. Prior to her current role, Ms. Petz served as President, The Americas Group (TAG) from March 2021 to March 2022. She began her career with Sherwin-Williams in June 2017 in connection with the Valspar acquisition.

•

Justin T. Binns.    Mr. Binns has served as President, TAG since March 2022. Prior to his current role, Mr. Binns served as President, Performance Coatings Group (PCG) from November 2020 to March 2022. He began his career with Sherwin-Williams in August 1997.

•

Karl J. Jorgenrud.    Mr. Jorgenrud has served as President, PCG since March 2022. Prior to his current role, Mr. Jorgenrud served as President & General Manager, General Industrial Division, PCG from January 2020 to March 2022. He began his career with Sherwin-Williams in June 2017 in connection with the Valspar acquisition.

35	Executive Summary

35	2022 Financial and Operating Performance

35	2022 Compensation Highlights

35	Impact of Last Year’s Say-on-Pay Vote

36	Say-on-Pay Frequency Vote

36	Independent Compensation Consultant

36	Executive Compensation Practices

37	Overview of Our Executive Compensation Program

37	Independent Compensation Committee

37	Compensation Objectives

38	Compensation Components

39	Use of Market Compensation Data

40	Peer Group

42	Key Components of Our Executive Compensation Program

42	Base Salary

42	Annual Cash Incentive Compensation

46	Long-Term Equity Incentive Compensation

48	Other Arrangements, Policies, and Practices

48	No Employment Agreements

48	No Excessive Perquisites

48	Internal Pay Equity

48	Tally Sheets

48	Executive Stock Ownership Requirements

49	Retirement Plans and Other Benefits

49	Clawback and Recapture Policy

49	Anti-Hedging and Anti-Pledging Policy

49	Change in Control Agreements

49	Policy Concerning Future Severance Agreements

49	Key Employee Separation Plan

34	2023 PROXY STATEMENT

Executive Summary

We manage our business with the long-term objective of creating and maximizing value for our shareholders. Our pay for performance philosophy supports this objective by linking a significant percentage of our executive compensation program to Company performance, business unit performance (where applicable), and stock price appreciation.

Our compensation programs are integral to our longstanding success as they assist us in attracting, retaining, and motivating talented and high-performing people throughout our organization to drive consistent and strong financial and operating results. Our long track record of sustained success is exemplified by the following.

•	Our average annual shareholder return, including dividends, over the past 10 years is 17.70%, compared to the average annual return for the S&P 500 of 12.56%.

•

2022 was our 44th consecutive year of increased dividends, as we continued our practice of returning significant value to our shareholders. During 2022, we returned approximately $1.50 billion to our shareholders through dividends and share repurchases. Over the past three years, we returned approximately $7.78 billion to our shareholders through dividends and share repurchases.

2022 Financial and Operating Performance

Our success stems from executing on our strategy, providing differentiated solutions that enable our customers to increase their productivity and profitability, and the strength, resiliency, and determination of our more than 64,000 employees. Together, we delivered strong results in 2022 despite a difficult operating environment characterized by relentless inflation, less than optimal raw material availability, armed conflict in Europe, and COVID lockdowns in China.

Our consolidated net sales increased 11.1% in the year to a record $22.15 billion in 2022—marking our twelfth consecutive year of increased sales. Net income for the year was $2.02 billion, and diluted net income per share was a record $7.72 per share. We generated net operating cash of $1.92 billion in the year. While our net operating cash in the year was impacted by the greater use of cash to rebuild inventories following the raw material availability challenges of 2021, our 2022 cash generation, along with an increase in our borrowings, enabled us to continue returning significant value for our shareholders, complete five acquisitions that will add to our solutions and capabilities, and make additional investments throughout our business.

2022 Compensation Highlights

Recent key executive compensation highlights include the following:

•

2022 Annual Cash Incentive Compensation.    Our named executives with corporate performance goals for Sherwin-Williams as a whole earned an average of 42% of their 2022 target annual cash incentive compensation. Our named executives with performance goals specific to a Sherwin-Williams business unit earned an average of 176% of their 2022 target annual cash incentive compensation.

•

2020 – 2022 Long-Term Equity Incentive Compensation.    Our 2020 – 2022 performance-based restricted stock units (PRSUs) were earned at 200% of target based upon Company performance for cumulative earnings per share (EPS) and average annual return on net assets employed (RONAE) over the three-year performance period.

Impact of Last Year’s Say-on-Pay Vote

At our 2022 annual meeting, a substantial majority of shareholders (92.4% of votes cast) approved the compensation of our named executives. We consider this result to be a strong endorsement of our executive compensation program, practices, and policies. We are encouraged by this strong level of shareholder support for our executive compensation program, and it was viewed by the Compensation Committee as an indication that no significant changes to our program were warranted by such vote.

The Committee highly values the input of our shareholders. The Committee will continue to consider the views of our shareholders in connection with our executive compensation program, including the results of the 2023 say-on-pay vote. In addition, we will continue to consider future modifications to our executive compensation program based upon evolving best practices, developments in and factors affecting our business, market compensation data, and changing regulatory requirements. We encourage you to support this year’s say-on-pay proposal.

35

Say-on-Pay Frequency Vote

SEC rules require that companies hold a say-on-pay frequency vote at least once every six years. We last held a say-on-pay frequency vote at our 2017 Annual Meeting of Shareholders, and our shareholders overwhelmingly voted in favor of holding annual votes. At this year’s Annual Meeting, you may again vote on whether you would prefer that we hold our say-on-pay vote every one, two, or three years, or you may abstain from voting. Please refer to Proposal 3 — Advisory Approval of the Frequency of the Advisory Vote on the Compensation of the Named Executives for additional information.

Independent Compensation Consultant

The Compensation Committee assessed the independence of Compensation Advisory Partners under applicable SEC rules and NYSE listing standards. The Committee determined that Compensation Advisory Partners is independent and its work raises no conflict of interest. Compensation Advisory Partners did not provide any services to Sherwin-Williams during 2022 other than those matters for which it was engaged by the Committee.

Executive Compensation Practices

Our compensation programs, practices, and policies are reviewed and evaluated on an ongoing basis. We list below some of the more significant best practices we have adopted, and practices we have avoided, that we believe highlight our commitment to responsible pay and governance principles that best serve our shareholders’ long-term interests.

What We Do	What We Don’t Do

  ✓  Performance-Based Pay.    We emphasize pay for performance. For 2022, 89% of our CEO’s total direct compensation and an average of 78% of our other named executives’ total direct compensation was tied to performance.

  ✓  Independent Compensation Committee.    Each member of the Compensation Committee meets the independence requirements under SEC rules and NYSE listing standards.

  ✓  Independent Compensation Consultant.
The Compensation Committee uses an independent compensation consultant, who provided no other services to our Company during 2022.

  ✓  Balanced Compensation Structure.    We utilize a balanced approach to compensation, which combines fixed and variable pay, short-term and long-term time horizons, and cash and equity components.

  ✓  Market Compensation Philosophy.    Our pay philosophy focuses on utilizing market compensation data in setting our named executives’ compensation. We assess our current compensation practices, policies, and pay levels against peer companies.

  ✓  Responsibly Administered Incentive Compensation Programs.    We have diversified incentive compensation goals without steep payout cliffs. Vesting periods for annual equity awards encourage consistent behavior and reward long-term, sustained performance.

  ✓  Clawback and Recapture Policy.    Our clawback and recapture policy allows us to “clawback” incentive compensation earned by our executives and key employees.

  ✓  Double-Trigger Change in Control.    Our stock plan contains a “double-trigger” acceleration provision for the vesting of equity awards upon a change in control.

  ✓  Significant Stock Ownership.    Our directors and executives have significant stock ownership requirements.

  ✓  Annual Say-on-Pay Vote.     We hold our advisory say-on-pay vote on an annual basis and anticipate we will continue to do so following this year’s vote on the frequency of the advisory say-on-pay vote.

No Employment Agreements. We do not have employment agreements with our named executives; our named executives are employed at will.
No Dividend Equivalents for Unvested RSUs or PRSUs. Dividend equivalents on RSU or PRSU awards are deferred and paid only on earned shares upon vesting.
No Repricing or Replacing of Underwater Stock Options. We do not permit the repricing or replacing of underwater stock options without shareholder approval.
No Hedging. Directors and employees, including our executive officers, are prohibited from engaging in hedging transactions with respect to our securities.
No Pledging. Directors, executive officers, and certain other employees may not hold our securities in margin accounts or otherwise pledge our securities as collateral for a loan.

No Speculative Trading.    Directors and employees, including our executive officers, may not engage in short sales of our securities or in put options, call options, or other market-offered derivative transactions in our stock.

No Excessive Perquisites. Consistent with our culture, we do not provide excessive perquisites to our executives.
No Excessive Risk-Taking. We conducted a risk assessment and concluded that our compensation policies do not encourage excessive or unnecessary risk-taking.
No Above-Market Earnings on Deferred Compensation. We do not pay guaranteed, above-market, or preferential interest or earnings on deferred compensation.

36	2023 PROXY STATEMENT

Overview of Our Executive Compensation Program

Independent Compensation Committee

The Compensation Committee, which is entirely composed of independent directors, oversees our executive compensation program. The Committee reports to the Board on compensation matters for members of our senior management team, including our named executives. The Committee has engaged Compensation Advisory Partners as its independent compensation consultant in order to fulfill its responsibilities. We include additional information about the Committee, including the role of the compensation consultant and management in the compensation setting process, under the heading “Compensation and Management Development Committee” in the Board Committees section.

Compensation Objectives

We design and manage our Company-wide compensation programs to align with our overall business strategy and to focus our employees on delivering sustained financial and operating results and creating value for our shareholders on a consistent, long-term basis. We believe it is important that our compensation programs:

•

Be competitive.    Our programs are designed to attract, retain, and motivate talented and high-performing people at all levels of our Company around the world. We structure our compensation programs to be competitive with the programs of companies of comparable size and business.

•

Maintain a performance- and achievement-oriented culture.    A significant percentage of our employees participate in incentive plans tied to performance goals that support our business strategies. We utilize both annual and long-term incentives to appropriately balance consistent annual results with improved performance over the longer term. We select performance goals that are sufficiently demanding, support our financial and operating objectives, and help drive our business. We reward employees for performance without encouraging excessive or unnecessary risk-taking.

•

Align the interests of our executives with those of our shareholders.    It is important that a significant portion of our executives’ incentive compensation be directly tied to our stock price in order to align the financial interests of our executives with the interests of our shareholders and keep our executives focused on sustained financial performance. We have significant stock ownership requirements for our executives described under the heading “Stock Ownership Guidelines” in the Corporate Governance Practices and Policies section.

We believe our compensation programs achieve these goals.

37

Compensation Components

Our Approach and Mix.    We maintain a balanced approach to compensating our named executives by combining elements that vary by the (a) type of compensation (fixed and variable), (b) length of the performance period (short- and long-term), and (c) form of compensation (cash and equity). We believe this mix aligns with our business strategies and emphasizes pay for performance. We determine this mix by reviewing market compensation data. We do not have a specific policy for the allocation of compensation between fixed and variable, short- and long-term, and cash and equity.

The components of our 2022 executive compensation program, the primary purpose of each component, and the form of compensation for each component are described in the following table.

Component	Primary Purpose	Form of Compensation

Base Salary	Provides base compensation for day-to-day performance of job responsibilities.	Cash

Annual Cash Incentive Compensation	Rewards achievement of annual performance goals.	Cash

Long-Term Equity Incentive Compensation	Encourages improvement in the long-term performance of our Company, and aligns the financial interests of our executives with the interests of our shareholders.

Stock options, which vest in equal installments on the first, second, and third anniversary of grant and have a ten-year term.

PRSUs, which vest at the end of a three-year period based upon the achievement of pre-established financial performance goals and are paid in stock.

Other Employee and Executive Benefits	Provides a broad-based executive compensation program for employee retention, retirement, and health.

Retirement and savings programs, health and welfare programs, and employee benefit plans, programs, and arrangements generally available to all employees; executive life insurance and executive long-term disability plans; and limited perquisites and other benefits.

Because our executive compensation program combines different elements of compensation, the total amount of executive compensation paid is not directly tied to any one measure or component of compensation. We believe this approach assists us in viewing performance holistically and helps mitigate the risk of over-emphasizing any one metric.

At-Risk Compensation.    A core principle of our executive compensation program is that a significant percentage of the compensation opportunity for each named executive, especially our CEO, is variable and at-risk. This type of compensation is primarily dependent upon the financial success of our Company and the performance of Sherwin-Williams common stock. This means that our executives are rewarded when they produce value for our shareholders.

The following charts illustrate the mix of key compensation components for our named executives for 2022. The percentages reflect the amounts of each of our named executive’s base salary, target annual cash incentive compensation, and long-term equity incentive compensation (consisting of stock options and PRSUs and valued using aggregate grant date fair values) for 2022.

38	2023 PROXY STATEMENT

Incentive Compensation and Adjusted EPS.    We use multiple performance goals in our incentive compensation programs to encourage our named executives to have a well-rounded approach to managing the business and not to concentrate on achieving just one goal to the detriment of others. We use EPS, as adjusted to include or exclude the impact of certain items (Adjusted EPS), as a performance metric for both a portion of our annual cash incentive program and a portion of our PRSU program. We view Adjusted EPS as an important indicator of the Company’s performance, including for determining the market value of our stock. As a result, we believe including Adjusted EPS in both of our incentive programs focuses our executives on delivering on our overall business goals and strategies, managing our operating cost structure, and driving top-line growth and value for our shareholders through sustained Company performance.

The Committee and management also have designated Adjusted EPS as our Company-Selected Measure, representing the most important financial performance measure used by the Company to link 2022 compensation actually paid to our named executives to Company performance, for purposes of the pay versus performance disclosure. Additional information regarding pay versus performance is set forth in the Pay Versus Performance section.

Each year, the Committee and management evaluate the incentive structure, including the metrics used in each of the incentive programs. Based on the most recent review, we believe Adjusted EPS continues to provide effective line of sight to drive individual performance. Additionally, by delivering the entire long-term incentive in equity, executives are encouraged to achieve long-term value for shareholders, and the performance metrics used in the annual incentive program provide reinforcement of the activities we believe will drive value.

Use of Market Compensation Data

The Compensation Committee utilizes market compensation data prepared by the compensation consultant to assess the competitiveness and continued appropriateness of our executive compensation program. In determining “market compensation,” the compensation consultant calculates an average of the (a) compensation data available from companies in our peer group (using the most recent proxy data) and (b) average compensation data from broad-based surveys of companies of similar size and industry to us. We describe more fully our peer group in the next section of this CD&A. The broad-based surveys are sponsored by nationally recognized compensation consulting firms, and we, along with many of our peer group companies, participate in these surveys.

This market compensation data also aids the Committee in determining the mix of compensation components and target compensation levels for our named executives. We generally benchmark target compensation for our named executives to be within a general range (plus or minus approximately 15%) of the market median compensation of comparable positions, although we do not have a formal policy of setting target compensation levels at a specific percentile of the market median.

We benchmark against market compensation data because it assists us in attracting and retaining executives and managing the overall cost of our compensation program. We consider this information only as a reference point or as a framework, not as a determining factor or part of any arithmetic formula, in setting compensation. The policies we use to make compensation decisions, and the decisions we make, are materially similar for all named executives and generally result in higher compensation levels for our CEO due to the nature and responsibilities of the role and higher market compensation for CEOs.

The compensation consultant annually provides the Committee with a comprehensive analysis of market compensation data, which includes base salary, annual cash incentive compensation, long-term equity incentive compensation, total annual cash compensation, and total direct compensation. We define total direct compensation as the sum of base salary, annual cash incentive compensation, and long-term equity incentive compensation. We review total direct compensation to help us determine whether the key compensation components we pay our executives are competitive in the aggregate.

The Committee generally references each named executive’s total direct compensation and total annual cash compensation to the market median compensation. Individual components may be more or less than market median compensation because we focus on the overall competitiveness of our entire compensation program. Judgment may be used to adjust a component of compensation above or below the market median for reasons such as an executive’s performance, responsibilities, experience, tenure, and retention, our Company-wide performance, and internal pay equity.

39

Peer Group

In determining the peer group of companies used to assess the competitiveness of our executive compensation program relative to the market, the compensation consultant annually identifies the compensation paid to named executives with similar roles and responsibilities at a group of chemical, industrial, manufacturing, consumer product, and retail companies with comparable sales to those of Sherwin-Williams. We monitor executive compensation levels and program designs at these peer group companies because their sizes and businesses make them most comparable to us. We also believe these companies likely compete with us for executive talent.

The compensation consultant annually reviews current and potential peer companies and recommends changes primarily based upon revenue size, market capitalization, industry, business description or mix, and brand recognition. The Committee periodically evaluates and, if necessary, adjusts the composition of our peer group after review with the compensation consultant.

2022 Peer Group Changes.    During 2022, the Committee reviewed the continued appropriateness of our peer group. Based upon its evaluation and the recommendation of the compensation consultant, the Committee made the following changes to position Sherwin-Williams closer to the median of the peer group based on revenues.

•	Air Products and Chemicals, Inc., Ball Corporation, Illinois Tool Works Inc., Mohawk Industries, Inc., Newell Bands Inc., and Stanley Black & Decker, Inc. were removed.

•	Kimberly-Clark Corporation and WestRock Company were added.

Because these changes to our peer group were adopted in mid-2022, they did not affect the majority of 2022 executive compensation decisions, which were made earlier in the year using the prior peer group.

Following these changes, our new peer group consists of the 19 companies listed below. Annual revenues for the companies ranged from approximately $8.6 billion to $58.4 billion as of the time the peer group was selected in mid-2022, with Sherwin-Williams ranking at the 55th percentile.

Akzo Nobel N.V.	Ecolab Inc.	Masco Corporation

Colgate-Palmolive Company	Honeywell International Inc.	PPG Industries, Inc.

Cummins Inc.	International Paper Company	3M Company

Deere & Company	Johnson Controls International plc	WestRock Company

Dow Inc.	Kimberly-Clark Corporation	Whirlpool Corporation

DuPont de Nemours, Inc.	Linde plc

Eaton Corporation plc	LyondellBasell Industries N.V.

2022 Peer Group Alignment Review.    Each year, the Committee assesses our CEO’s compensation based on Sherwin-Williams’ performance relative to its peers. In October 2022, the Committee analyzed the relationship between the realizable pay of our CEO and total shareholder return (TSR) over the five-year period ended December 31, 2021, comparing Sherwin-Williams to its peer group. At the time of such review, 2021 was the most recent year for which compensation information was available for our peer group. TSR includes the reinvestment of dividends and is calculated on a compounded annual growth rate basis.

The chart in this section was prepared by the compensation consultant and shows the degree of alignment between the total realizable pay of our CEO and Sherwin-Williams’ TSR relative to our peer group over the five-year period. The chart reflects all companies in our new peer group, except for Dow Inc. and DuPont de Nemours, Inc., which were excluded due to the merger completed by The Dow Chemical Company and E.I. du Pont de Nemours & Company in 2017 and subsequent spin-offs to form two new publicly traded companies in 2019.

40	2023 PROXY STATEMENT

Sherwin-Williams’ cumulative TSR over the five-year period was 311%, which was at the 99th percentile of our peer group. Companies in our peer group are indicated by the circles in the chart. Companies that fall within the shaded diagonal alignment zone are generally viewed as peers having pay and performance alignment. As illustrated in the chart, our CEO’s realizable pay was well aligned with Sherwin-Williams’ performance.

Realizable pay includes: (a) base salary during the five-year period; (b) actual cash incentive compensation earned during the five-year period; (c) the value of RSUs granted during the five-year period based on the 2021 year-end closing stock price; (d) the vesting date value of long-term performance equity awards that were earned in 2019, 2020, and 2021, which consisted of PRSUs; (e) the value of target long-term performance equity awards granted in 2020 and 2021, which consisted of PRSUs, based on the 2021 year-end closing stock price; and (f) the in-the-money value of stock options granted during the five-year period based on the 2021 year-end closing stock price. Valuing equity awards in this manner is different from valuing equity awards at their aggregate grant date fair value, which is the method used to value equity in the Summary Compensation Table and the 2022 Grants of Plan-Based Awards Table.

Neither the chart nor the disclosures contained in this section are intended to replace the disclosures set forth in the Pay Versus Performance section. We have provided this information historically to our shareholders (consistently calculated as described above) to demonstrate the relationship between the realizable pay of our CEO and Sherwin-Williams’ TSR as compared to the realizable pay of the chief executive officers and TSR of our peer group over a five-year period.

41

Key Components of Our Executive Compensation Program

Base Salary

Annual Salary Reviews.    Salary is the only key component of our executive compensation program that is not at-risk. The Compensation Committee reviews and approves the base salary of each executive at least annually and at other times, as appropriate, in connection with a promotion or other change in responsibility. Annual base salary increases generally are effective in the first quarter of each year and are based, in part, on the overall annual salary budget guidelines for our Company.

Annual Performance Appraisals.    All salaried employees, including our named executives, undergo an annual performance appraisal. Our CEO evaluates each of our other named executive’s performance for the prior year. The evaluation is based upon each executive’s performance results (including accomplishment of incentive performance goals, financial accomplishments, and other contributions) and leadership (including work ethic and strategic contributions). For the evaluation of our CEO, our independent directors assess his performance across the following pre-established categories: (a) performance results; (b) business strategy; (c) developing a management team and building organizational capability, which includes championing diversity and inclusion; (d) personal and board leadership; and (e) ESG leadership, which includes the development, integration, and execution of ESG strategy, as well as progress on ESG initiatives, as part of Sherwin-Williams’ overall business strategy. These factors are not quantified or weighted. Instead, judgment is used in assessing the factors in a qualitative manner. The results are reviewed by the Committee and by the independent directors in executive session.

2022 Base Salaries.    The following table sets forth the base salary as of December 31, 2022 for each of our named executives and, for those who were named executives for 2021, the percentage increase over their base salaries as of December 31, 2021. The percentage increase for Mr. Morikis reflects an annual merit increase, and percentage salary increases for Ms. Petz and Messrs. Mistysyn and Binns reflect market adjustments for their respective positions. For Ms. Petz and Mr. Binns, percentages salary increases also include adjustments to reflect their previously mentioned promotions to President and COO and President, TAG, respectively, effective March 1, 2022.

Name	Base Salary as of December 31, 2021 ($)	% Increase	Base Salary as of December 31, 2022 ($)

John G. Morikis	1,379,000	2.97%	1,420,000

Allen J. Mistysyn	800,000	4.50%	836,000

Heidi G. Petz	600,000	33.34%	800,040

Justin T. Binns	575,000	17.39%	675,000

Karl J. Jorgenrud	—	—	575,000

Annual Cash Incentive Compensation

Annual cash incentive compensation may be earned by our named executives under our shareholder-approved 2007 Executive Annual Performance Bonus Plan (the Performance Plan). Annual cash incentive compensation is intended to motivate our executives to achieve annual performance goals that strengthen our Company over the long term.

Target and Maximum Annual Incentive Levels.    The Committee annually reviews target and maximum annual cash incentive compensation levels for our named executives as a percentage of their base salary. Target incentive awards are determined by using the market median annual cash incentive compensation and generally equal the amount a named executive could receive if he or she achieved a 100% average of their performance goals. Maximum incentive awards are determined by the Committee following a review of the maximum annual cash incentive compensation available to similarly-situated executives at peer group companies and are generally equal to 200% of target.

42	2023 PROXY STATEMENT

The following table sets forth the 2022 minimum, target, and maximum annual cash incentive compensation levels, as a percentage of base salary, for each named executive. For Ms. Petz and Mr. Jorgenrud, the Committee approved updated 2022 annual cash incentive compensation levels in connection with their previously mentioned promotions to President and COO and President, PCG, respectively, effective March 1, 2022.

		Incentive Amount as a Percentage of Salary

Name		Minimum	Target	Maximum

John G. Morikis		0%	160%	320%

Allen J. Mistysyn		0%	90%	180%

Heidi G. Petz	January 1 - February 28 March 1 - December 31	0% 0%	80% 100%	160% 200%

Justin T. Binns		0%	80%	160%

Karl J. Jorgenrud	January 1 - February 28 March 1 - December 31	0% 0%	60% 80%	120% 160%

Objective Annual Payout Formula.    The Committee generally approves annual performance goals and payout formulae for our named executives in February of each year. The Committee may also approve adjustments to annual performance goals and payout formulae during the year to reflect changes that occur during the year to a named executive’s position with the Company. The goals and payout formulae for our non-CEO named executives are also approved by our CEO.

For 2022, Messrs. Morikis and Mistysyn had corporate performance goals specific to Sherwin-Williams performance as a whole. Mr. Jorgenrud had performance goals specific to PCG business unit performance. Ms. Petz and Mr. Binns had two different sets of performance goals as a result of their respective promotions in March 2022. Ms. Petz had performance goals specific to TAG business unit performance for January 1, 2022 through February 28, 2022, and corporate performance goals specific to Sherwin-Williams performance as a whole for March 1, 2022 through December 31, 2022. Mr. Binns had performance goals specific to PCG business unit performance for January 1, 2022 through February 28, 2022, and performance goals specific to TAG business unit performance for March 1, 2022 through December 31, 2022.

Each year, the Committee reviews and approves each named executive’s achievement of performance goals for the prior year. In determining the level of achievement of performance goals, the Committee may include or exclude the impact of certain items, as permitted under the Performance Plan.

Calculation of 2022 Annual Cash Incentive Amounts Earned.     In February 2023, the Committee approved the annual cash incentive compensation amounts earned by our named executives for 2022. Each performance goal has corresponding pre-established achievement levels ranging from a minimum of 0% to a maximum of 125%, with a target achievement level of 100%. The achievement level for each goal is multiplied by the goal’s weight to determine a weighted achievement for the goal. For each named executive, the weighted achievement levels for all goals are added together to determine a total weighted achievement level. Total weighted achievement levels range from 0% to 125%, with a target of 100%. Total weighted achievement levels correspond to a pre-established range of final payouts as a percentage of salary for each named executive. The range of final payouts as a percentage of salary between 0% – 75%, 75% – 100%, and 100% – 125% are determined on a straight-line basis.

43

The following table shows, for each named executive, the performance goals, minimums, targets, maximums, and results. Adjusted EPS and adjusted free cash flow (Adjusted FCF) are calculated as described in Appendix A.

		2022 Annual Cash Incentive Performance Goals
		(millions of dollars, except percentage and per share data)

Name	Performance Goals	Minimum	Target	Maximum	Results

John G. Morikis	Net Sales	$19,294	$21,438	$22,185	$22,149

Allen J. Mistysyn	Adjusted EPS	$6.88	$8.60	$9.00	$7.92

	Adjusted FCF	$1,018	$1,272	$1,359	$845

Heidi G. Petz	January 1 - February 28

	TAG Sales	$10,793	$11,992	$12,384	$12,661

	TAG PBT	$1,741	$2,176	$2,222	$2,272

	TAG RONAE	88.72%	110.89%	115.04%	110.92%

	March 1 - December 31

	Net Sales	$19,294	$21,438	$22,185	$22,149

	Adjusted EPS	$6.88	$8.60	$9.00	$7.92

	Adjusted FCF	$1,018	$1,272	$1,359	$845

Justin T. Binns	January 1 - February 28

	PCG Sales	$6,598	$7,331	$7,640	$7,565

	PCG PBT	$740	$925	$987	$1,077

	PCG RONAE	32.51%	40.64%	40.82%	44.16%

	March 1 - December 31

	TAG Sales	$10,793	$11,992	$12,384	$12,661

	TAG PBT	$1,741	$2,176	$2,222	$2,272

	TAG RONAE	88.72%	110.89%	115.04%	110.92%

Karl J. Jorgenrud	PCG Sales	$6,598	$7,331	$7,640	$7,565

	PCG PBT	$740	$925	$987	$1,077

	PCG RONAE	32.51%	40.64%	40.82%	44.16%

44	2023 PROXY STATEMENT

The calculations used to determine the incentive amounts earned by each named executive during 2022 are shown in the table below and are illustrated by the following formula, with amounts earned rounded to the nearest thousand.

Weighting X Achievement Level = Weighted Achievement Level g Incentive Amount as % of Salary X Salary = Incentive Amount Earned

Name	Weighting		Achievement Level		Weighted Achievement Level		Amount as % of Salary		Salary	Amount Earned

John G. Morikis	Net Sales	25%	Net Sales	123.80	Net Sales	30.95	Minimum	0%
	Adjusted EPS	40%	Adjusted EPS	60.47	Adjusted EPS	24.19	Target	160%
	Adjusted FCF	35%	Adjusted FCF	0.00	Adjusted FCF	0.00	Maximum	320%
					Total	55.14	Result	67.21%	$1,408,962	$947,000

Allen J. Mistysyn	Net Sales	25%	Net Sales	123.80	Net Sales	30.95	Minimum	0%
	Adjusted EPS	40%	Adjusted EPS	60.47	Adjusted EPS	24.19	Target	90%
	Adjusted FCF	35%	Adjusted FCF	0.00	Adjusted FCF	0.00	Maximum	180%
					Total	55.14	Result	37.81%	$826,308	$312,000

Heidi G. Petz	January 1 - February 28

	TAG Sales	25%	TAG Sales	125.00	TAG Sales	31.25	Minimum	0%
	TAG PBT	40%	TAG PBT	125.00	TAG PBT	50.00	Target	80%
	TAG RONAE	35%	TAG RONAE	100.18	TAG RONAE	35.06	Maximum	160%
					Total	116.31	Result	132.20%	$91,538	$121,000

	March 1 - December 31

	Net Sales	25%	Net Sales	123.80	Net Sales	30.95	Minimum	0%
	Adjusted EPS	40%	Adjusted EPS	60.47	Adjusted EPS	24.19	Target	100%
	Adjusted FCF	35%	Adjusted FCF	0.00	Adjusted FCF	0.00	Maximum	200%
					Total	55.14	Result	42.01%	$669,264	$281,000
								Total	$760,802	$402,000

Justin T. Binns	January 1 - February 28									.

	PCG Sales	25%	PCG Sales	118.95	PCG Sales	29.74	Minimum	0%
	PCG PBT	40%	PCG PBT	125.00	PCG PBT	50.00	Target	80%
	PCG RONAE	35%	PCG RONAE	125.00	PCG RONAE	43.75	Maximum	160%
					Total	123.49	Result	155.16%	$88,077	$137,000

	March 1 - December 31

	TAG Sales	25%	TAG Sales	125.00	TAG Sales	31.25	Minimum	0%
	TAG PBT	40%	TAG PBT	125.00	TAG PBT	50.00	Target	80%
	TAG RONAE	35%	TAG RONAE	100.18	TAG RONAE	35.06	Maximum	160%
					Total	116.31	Result	132.20%	$567,308	$750,000
								Total	$655,385	$887,000

Karl J. Jorgenrud	January 1 - February 28

	PCG Sales	25%	PCG Sales	118.95	PCG Sales	29.74	Minimum	0%
	PCG PBT	40%	PCG PBT	125.00	PCG PBT	50.00	Target	60%
	PCG RONAE	35%	PCG RONAE	125.00	PCG RONAE	43.75	Maximum	120%
					Total	123.49	Result	116.37%	$63,914	$74,000

	March 1 - December 31

	PCG Sales	25%	PCG Sales	118.95	PCG Sales	29.74	Minimum	0%
	PCG PBT	40%	PCG PBT	125.00	PCG PBT	50.00	Target	80%
	PCG RONAE	35%	PCG RONAE	125.00	PCG RONAE	43.75	Maximum	160%
					Total	123.49	Result	155.16%	$480,402	$745,000
								Total	$544,316	$819,000

45

Long-Term Equity Incentive Compensation

The largest component of pay for our named executives is long-term equity incentive compensation. We grant long-term equity incentive compensation annually under our shareholder-approved 2006 Equity and Performance Incentive Plan (the Incentive Plan). Our long-term equity incentive compensation program is designed to focus our executives on improving Company performance over a multi-year period to encourage long-term decision-making and to reward executives the way our shareholders are rewarded—through growth in the value of our stock. We believe that long-term equity awards also serve as a retention tool for our executives. The value delivered on these long-term incentives ultimately depends upon Company performance and our stock price.

Our 2022 long-term equity incentive compensation program for our named executives consisted of stock options and PRSUs. Our stock option program is the primary means by which we grant long-term equity incentive compensation to a broad group of employees to focus their efforts on our long-term performance and stock price improvement. Our PRSU program is designed for certain key employees, including our named executives, and rewards these employees based upon the achievement of financial performance goals and stock price appreciation.

Double-Trigger Acceleration Provision.    Grants of stock options and PRSUs include a “double-trigger” acceleration provision with respect to the vesting of the awards in connection with a change in control. Upon a change in control, awards that are assumed by the surviving entity will continue to vest and become exercisable in accordance with their original terms unless, within three years after the change in control, the participant’s employment is terminated other than for cause or the participant terminates their employment for good reason.

Dividend Equivalents.    We do not pay current dividend equivalents on unvested RSUs or PRSUs. The payment of dividend equivalents on unvested RSUs or PRSUs is deferred and paid only if and to the extent the units vest. There are no dividend equivalents associated with stock option awards.

Grant Practices – Emphasis on Performance-Based Awards.    When making annual equity grants to our named executives and other key employees, we begin by reviewing market compensation data for long-term equity incentive compensation. We then allocate the target mix among types of equity grants. The 2022 target mix of our annual long-term equity incentives for our named executives and other key employees is set forth in the table below. We believe this mix of equity awards provides an appropriate balance among aligning executive interests with those of our shareholders, encouraging executive retention, and rewarding executives for sustained performance results.

Type of Equity Award	Allocation

Stock Options	40%

PRSUs – Adjusted EPS Goal	40%

PRSUs – Adjusted RONAE Goal	20%

Our long-term incentive opportunities are intended to be competitive with market long-term incentive opportunities. Therefore, we do not consider the amount of outstanding stock options or PRSUs currently held by an executive when making equity awards.

We grant stock options and PRSUs on an annual basis at regularly scheduled Compensation Committee meetings, the dates of which are determined approximately three years in advance. We grant annual PRSUs at each February Committee meeting, which typically occurs in the middle of February, usually a few weeks following the release of our annual earnings results. We grant annual stock options at each October Committee meeting. We may also grant PRSUs, stock options, or other equity awards at other Committee meetings in connection with an employee’s initial hire or promotion or for other reasons. We do not take into account our earnings results when determining the number of stock options or PRSUs to be granted.

46	2023 PROXY STATEMENT

2022 Annual Equity Awards.    The following table shows the number of stock options and PRSUs granted to each named executive during 2022.

		Number of PRSUs Granted at Target in 2022

Name	Number of Stock Options Granted in 2022	Adjusted EPS Goal	Adjusted RONAE Goal

John G. Morikis	60,400	13,100	6,550

Allen J. Mistysyn	14,800	3,200	1,600

Heidi G. Petz	13,700	3,000	1,500

Justin T. Binns	11,000	2,400	1,200

Karl J. Jorgenrud	10,400	2,000	1,000

2022 Stock Option Grants.    Our annual grants of stock options vest in equal installments on the first, second, and third anniversary of grant and have a ten-year term. The value of stock options granted to an executive is based upon the executive’s position and level of responsibility. We determine the specific number of stock options to be granted by calculating the Black-Scholes-Merton value of the stock options using the 30-trading day average stock price over the period ending on the last trading day of the September preceding the award date. Black-Scholes-Merton is a generally accepted model used in estimating the value of stock options.

In accordance with the terms of our Incentive Plan, the option exercise price is equal to the average of the highest and lowest reported sale prices of our stock on the grant date. Accordingly, the exercise price may be higher or lower than the closing price of our stock on that day. The Committee believes that the average of the high and low prices is a better representation of the fair market value of our stock and is less volatile than the closing price given potential intraday price volatility. We do not reprice stock options—our stock plans do not permit the repricing or replacing of underwater stock options with cash or equity without shareholder approval, and stock options do not contain reload features.

2022 PRSU Grants.    Our annual grants of PRSUs vest at the end of a three-year period based upon the achievement of pre-established financial performance goals. One PRSU is equivalent in value to one share of our common stock, and PRSUs are paid out in common stock upon vesting. The value of PRSUs granted to an executive is based upon the executive’s position and level of responsibility. The target value for the number of PRSUs granted is determined by using the average value of our stock over the 30-trading day period ending on the last trading day of the January preceding the date of grant. Executives have an opportunity to earn up to two times the target value for maximum performance, encouraging achievement of the goals at a more challenging level and providing greater incentive for above-target performance.

The threshold, target, and maximum performance levels for the 2022 grants of PRSUs are illustrated in the following table for the 2022 – 2024 performance period. Performance between the achievement levels is measured on a straight-line basis to reward improvements at various achievement levels, while not encouraging executives to take unnecessary risks to hit achievement levels with larger payouts. Adjusted EPS and Adjusted RONAE are calculated as described in Appendix A.

	Adjusted EPS Goal	Adjusted RONAE Goal	% of Target Vesting

Maximum	$28.65	15.0%	200%

Target	$27.15	14.5%	100%

Threshold	$25.52	14.0%	25%

47

Vesting of 2020 – 2022 PRSUs.    In February 2023, the Committee determined the vesting of PRSUs for the 2020 – 2022 performance period. The Committee determined payouts based upon the achievement of the Adjusted EPS and Adjusted RONAE goals. In determining the level of achievement of the goals, the Committee may include or exclude the impact of certain items, as permitted under the Incentive Plan.

The following table shows the goals, target and maximum levels, results, and percentage of target PRSUs vesting. Adjusted EPS and Adjusted RONAE for purposes of determining achievement are calculated as described in Appendix A.

Performance Goal	Target	Maximum	Results	% of Target PRSUs Vesting

Adjusted EPS	$21.17	$22.56	$22.60	200.0%

Adjusted RONAE	12.2%	12.7%	13.0%	200.0%

Other Arrangements, Policies, and Practices

No Employment Agreements

We do not have employment agreements with our named executives; our named executives are employed at will.

No Excessive Perquisites

Consistent with our culture, we do not provide excessive perquisites to our named executives. Among the perquisites we do provide are benefits afforded pursuant to our executive travel policy. Under our executive travel policy, the Board strongly recommends that our CEO use Company aircraft at all times when he is traveling, whether for business or personal reasons. In connection with this policy, the Compensation Committee approved Sherwin-Williams entering into an aircraft time sharing agreement with Mr. Morikis and an annual allowance for his personal use of Company aircraft, pursuant to which he will reimburse Sherwin-Williams for the aggregate incremental cost of his personal use of Company aircraft in excess of $200,000 on an annual basis. Under the agreement, Mr. Morikis is permitted to lease Company aircraft from time to time on an “as needed and as available” basis. The Committee determined it was appropriate for Sherwin-Williams to enter into the agreement with Mr. Morikis for his personal safety and security as our CEO and to maximize his time given his significant duties and responsibilities to Sherwin-Williams.

Additional information regarding the aggregate incremental cost of perquisites paid for by Sherwin-Williams during 2022 to our named executives is set forth in a footnote to the “All Other Compensation” column of the Summary Compensation Table.

Internal Pay Equity

Our compensation program is designed so that compensation opportunities are similar for executives with comparable responsibilities, experience, and tenure. Our executive compensation program uses the same compensation components for our executives, but results in different pay levels due to an executive’s market compensation, position, and performance. To maintain internal equity in connection with grants of stock options and PRSUs, the Committee generally grants the same number of stock options and PRSUs to employees who are in similar pay grades.

Tally Sheets

When approving changes in compensation for our named executives, we prepare a tally sheet for each named executive. Tally sheets set forth the dollar amounts of all components of each named executive’s current compensation, including base salary, annual cash incentive compensation, long-term incentive compensation, retirement and savings plans, health and welfare programs, and other executive benefits. Tally sheets also quantify the potential payments to our named executives in the event of retirement and termination following a change in control.

Tally sheets allow the Committee and management to assess how a change in the amount of each compensation component affects each named executive’s total compensation and to provide overall perspective on each named executive’s total compensation. Based upon its most recent review, the Committee determined that total compensation, in the aggregate, for each of our named executives is consistent with the Committee’s expectations. The Committee did not increase or decrease the amount of compensation of our named executives solely based upon the review of tally sheets.

48	2023 PROXY STATEMENT

Executive Stock Ownership Requirements

We have established minimum share ownership requirements for our executives to encourage meaningful stock ownership in Sherwin-Williams. Information about our executive stock ownership requirements is included under the heading “Stock Ownership Guidelines” in the Corporate Governance Practices and Policies section.

Retirement Plans and Other Benefits

We provide our named executives with various tax-qualified and nonqualified retirement and savings plans, health and welfare programs, and other executive benefits. We annually review these programs in connection with our review of the overall compensation packages of our named executives and tally sheets. Additional information about these programs is set forth in the executive compensation tables and the accompanying narrative discussion.

Clawback and Recapture Policy

We have a policy allowing Sherwin-Williams to recapture or “clawback” incentive compensation paid or payable to our named executives and other key employees in the event of a financial restatement. Information about our policy is included under the heading “Clawback and Recapture Policy” in the Corporate Governance Practices and Policies section.

Anti-Hedging and Anti-Pledging Policy

Directors and all employees, including our executive officers, are prohibited from engaging in hedging transactions with respect to Sherwin-Williams securities. We also prohibit our directors, executive officers, and certain of our other employees that are subject to the preclearance procedures of our Insider Trading Policy from holding our securities in margin accounts or otherwise pledging our securities for a loan. Additional information about our policy is included under the heading “Anti-Hedging and Anti-Pledging Policy” in the Corporate Governance Practices and Policies section.

Change in Control Agreements

To promote continuity and the continued dedication of our executives during any period of uncertainty caused by the possible threat of a takeover, we entered into change in control severance pay agreements with our executives, including each of our named executives. Given the heightened focus on change in control agreements, the Committee engaged its compensation consultant in 2021 to review our change in control severance pay agreements relative to prevailing market practices. Based upon such review, the Committee believes that the material terms of the severance agreements, which include a double-trigger provision, are generally in line with market practices.

Potential cash severance payments are based upon a multiplier of base salary and annual cash incentive pay. These severance pay agreements are not a factor in setting compensation levels and have not affected the Committee’s decisions with respect to compensation components. Additional information regarding the severance agreements, including the estimated amounts payable to each named executive, is set forth under the heading “Potential Payments Upon Termination or Change in Control” in the Executive Compensation Tables section.

Policy Concerning Future Severance Agreements

We have a policy that provides we will not enter into any future severance agreements (including material amendments of existing agreements) with a senior executive providing for cash severance payments exceeding 2.99 times base salary and bonus without shareholder approval or ratification. For purposes of this calculation, cash severance payments do not include the acceleration of equity-based awards, vacation pay, retirement benefits, health continuation coverage, and outplacement services. In addition, the policy provides that future executive severance agreements will not include any tax gross-up payments. The policy was adopted in February 2010 (after Sherwin-Williams entered into a severance agreement with Mr. Morikis).

Key Employee Separation Plan

Under the Key Employee Separation Plan (as amended, the KESP), certain key employees, including our named executives, are entitled, subject to execution and non-revocation of a release of claims, to certain severance payments and benefits in the event their employment is involuntarily terminated by Sherwin-Williams for reasons other than cause, death, or disability prior to a change in control.

Additional information regarding the KESP, including the estimated amounts payable to our named executives upon termination of employment without cause prior to a change in control, is set forth under the heading “Potential Payments Upon Termination or Change in Control” in the Executive Compensation Tables section.

49

Compensation Risk Assessment

The Compensation Committee annually assesses the risks related to our compensation policies and practices. During 2022, the Compensation Committee engaged Compensation Advisory Partners to conduct a comprehensive risk assessment of our incentive compensation programs, plans, and policies. Compensation Advisory Partners presented the risk assessment to the Compensation Committee.

Based upon the assessment, the Compensation Committee and Compensation Advisory Partners concluded that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on Sherwin-Williams. The following factors help mitigate against employees taking excessive or unnecessary risks.

•	We utilize a balanced approach to compensation, which combines fixed and variable pay, short-term and long-term time horizons, and cash and equity.

•	We have diversified incentive compensation metrics with performance goals focused on growth, profitability, and managing capital at different levels within our Company.

•	We design our incentive compensation plans without steep payout cliffs that might encourage short-term business decisions that are inconsistent with our long-term business strategy.

•	Performance incentives are capped at maximum payout amounts.

•	We grant equity awards annually, with appropriate vesting periods, that encourage consistent behavior and reward long-term, sustained performance.

•	Our equity plans include a “double-trigger” acceleration provision with respect to vesting in connection with a change in control.

•	We have significant stock ownership guidelines for our directors and executives.

•	We regularly benchmark our current compensation practices, policies, and pay levels against peer companies and have a pay philosophy that utilizes market compensation data.

•	We prohibit the hedging and pledging of our securities by our directors and executives.

•	The Compensation Committee reviews tally sheets for our named executives that provide a holistic view of each executive’s compensation.

•	We have a clawback and recapture policy allowing us to “clawback” incentive compensation earned by executives and key employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the CD&A contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in Sherwin-Williams’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and this Proxy Statement.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Kerrii B. Anderson, Chair

Christine A. Poon

Michael H. Thaman

Steven H. Wunning

50	2023 PROXY STATEMENT

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executives for the 2022, 2021, and 2020 fiscal years.

Name and Principal Position*	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

John G. Morikis Chairman and CEO	2022	1,408,962	-0-	5,357,573	4,248,445	947,000	787,930	12,749,910
	2021	1,368,231	-0-	5,895,615	4,496,806	3,284,000	799,108	15,843,760
	2020	1,339,000	-0-	5,742,396	3,904,509	3,776,000	561,379	15,323,284

Allen J. Mistysyn Senior Vice President – Finance and CFO	2022	826,308	-0-	1,308,720	1,041,010	312,000	255,647	3,743,685
	2021	786,562	-0-	1,500,702	1,113,760	1,062,000	251,198	4,714,222
	2020	750,088	-0-	1,479,102	972,269	1,167,000	190,739	4,559,198

Heidi G. Petz President and COO	2022	760,802	-0-	1,226,925	963,637	402,000	167,762	3,521,126
	2021	559,618	-0-	976,542	814,437	761,000	159,573	3,271,170

Justin T. Binns President, TAG	2022	655,385	-0-	981,540	773,724	887,000	144,098	3,441,747
	2021	575,000	-0-	750,351	751,788	668,000	114,119	2,859,258

Karl J. Jorgenrud President, PCG	2022	544,316	-0-	817,950	731,520	819,000	190,227	3,103,013

*

All principal positions listed reflect positions currently held by the named executives. Compensation information is not shown for 2020 for Ms. Petz and Mr. Binns, and for 2021 and 2020 for Mr. Jorgenrud, because they were not named executives during those years.

[1]

Values reflect PRSUs granted to our named executives. The value of PRSUs is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the ASC), excluding the effect of estimated forfeitures. The values included in this column assume a target level of performance based on the fair market value of our common stock (the average of the highest and lowest reported sale prices) on the grant date.

The following table sets forth the aggregate grant date fair value for the PRSUs reflected in this column assuming the highest level of performance conditions will be achieved.

	2022	2021	2020

John G. Morikis	$10,715,146	$11,791,230	$11,484,792

Allen J. Mistysyn	2,617,440	3,001,404	2,958,204

Heidi G. Petz	2,453,850	1,953,084	—

Justin T. Binns	1,963,080	1,500,702	—

Karl J. Jorgenrud	1,635,900	—	—

[2]

Values reflect stock options granted to our named executives. The value of stock options is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the ASC), excluding the effect of estimated forfeitures. The values were calculated using a Black-Scholes-Merton option pricing model with weighted-average assumptions, as described in Note 15 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

51

[3]	Amounts for 2022 include compensation under the following plans and programs.

	Morikis	Mistysyn	Petz	Binns	Jorgenrud

Pension Investment Plan	$20,300	$14,500	$10,150	$11,600	$11,600

401(k) Plan	18,300	18,300	13,131	18,300	11,182

Deferred Compensation Savings Plan	570,435	189,997	120,765	101,838	72,950

Executive Life Insurance Plan	49,430	13,273	-0-	-0-	-0-

Executive Disability Income Plan	4,710	3,850	3,712	3,575	2,943

Charitable Matching Gifts	3,000	1,500	208	3,000	1,100

Perquisites	121,755	14,227	19,796	5,785	90,452

Reimbursement of Taxes	-0-	-0-	-0-	-0-	-0-

Total	$787,930	$255,647	$167,762	$144,098	$190,227

•	Pension Investment Plan — Company contributions under our Salaried Employees’ Revised Pension Investment Plan, a tax-qualified defined contribution plan.

•	401(k) Plan — Company matching contributions under our tax-qualified 401(k) plan.

•	Deferred Compensation Savings Plan — Company contributions under our 2005 Deferred Compensation Savings and Pension Equalization Plan.

•

Executive Life Insurance Plan — the dollar value of non-compensatory split-dollar life insurance benefits under our Executive Life Insurance Plan. This plan was frozen to new participants beginning in January 2008.

•	Executive Disability Income Plan — Company payments for premiums under our Executive Disability Income Plan.

•

Charitable Matching Gifts — charitable matching contributions under The Sherwin-Williams Foundation Matching Gifts Program, pursuant to which the Foundation will match, on a 1:1 basis, gifts of $100 or more, up to an annual maximum of $3,000, made to qualifying nonprofit organizations and educational institutions.

•

Perquisites — the aggregate incremental cost to Sherwin-Williams of perquisites consisting of: (a) $5,234, $1,343, $1,785, $2,100, and $4,940 for Messrs. Morikis, Mistysyn, Binns, and Jorgenrud and Ms. Petz, respectively, for health-related perquisites, which may include an executive physical and COVID-19 testing; (b) $4,000 for Messrs. Morikis, Mistysyn, Binns, and Jorgenrud and Ms. Petz, respectively, for identity theft protection and cybersecurity services; (c) $106,145, $5,634, $7,761, and $8,706 for Messrs. Morikis, Mistysyn, and Jorgenrud and Ms. Petz, respectively, for personal use of corporate aircraft; (d) $74,391 for Mr. Jorgenrud for our automobile program; (e) $1,376 for Mr. Morikis for temporary security services; and (f) $5,000, $3,250, and $2,200 and $2,150 for Messrs. Morikis, Mistysyn, and Jorgenrud and Ms. Petz, respectively, for executive financial planning.

Personal Use of Corporate Aircraft. Under our executive travel policy, the Board strongly recommends that our CEO use Company aircraft at all times when he is traveling, whether for business or personal reasons. In connection with this policy, the Compensation Committee approved Sherwin-Williams entering into an aircraft time sharing agreement with Mr. Morikis and an annual allowance for Mr. Morikis’ personal use of Company aircraft, pursuant to which he will reimburse Sherwin-Williams for the aggregate incremental cost (as described below) of his personal use of Company aircraft in excess of $200,000 on an annual basis. Our CEO also has the authority to authorize the personal use of Company aircraft by other members of senior management.

The aggregate incremental cost of personal use of corporate aircraft is based upon the actual variable operating costs incurred as a result of such personal use, including fuel costs, hourly maintenance and repair costs, hangar and landing fees, insurance obtained for specific flights, customs, permits and similar fees, ground transportation, catering costs, travel expenses for the flight crew, and other smaller variable costs. Incremental costs associated with the auxiliary power unit (APU) are also included and calculated on an annual basis by dividing the total APU usage for the year by the total flight hours for such year and then multiplying such hourly average rate by the aggregate hours of the executive’s personal use of the aircraft. The incremental cost also includes the cost of “deadhead” flights, which are return or pick-up flights without passengers flown. Fixed operating costs, such as pilot salaries, depreciation, and insurance, that do not change based upon usage are not included. To the extent any use of corporate aircraft results in imputed income to an executive, we do not provide tax gross-ups on such income.

Automobile Program. Our automobile program terminates for our employees when they become executive officers of the Company. Mr. Jorgenrud participated in the program for a portion of the year prior to becoming an executive officer in March 2022. The amount shown for Mr. Jorgenrud includes the aggregate incremental cost of the program.

52	2023 PROXY STATEMENT

Narrative Information Regarding the Summary Compensation Table

Salary.    The salary amounts disclosed in the table are the amounts of base salary earned by our named executives during the indicated year. For 2022, salaries earned by our named executives accounted for the following percentages of their total compensation set forth in the table: Mr. Morikis (11.1%), Mr. Mistysyn (22.1%), Ms. Petz (21.6%), Mr. Binns (19.0%) and Mr. Jorgenrud (17.5%).

Pension Investment Plan.    Our Salaried Employees’ Revised Pension Investment Plan is a tax-qualified money purchase pension plan that provides eligible U.S. salaried employees with a Company contribution based on an age and service formula. Our named executives participate in this plan on the same terms as other eligible employees.

401(k) Plan.    We provide our eligible U.S. salaried employees the opportunity to participate in our tax-qualified 401(k) plan. Under this plan, participants may contribute a percentage of their compensation on a pre-tax or after-tax basis and receive Company matching contributions. Our named executives participate in this plan on the same terms as our other eligible employees.

Deferred Compensation Savings Plan.    Our Deferred Compensation Savings and Pension Equalization Plan is an unfunded nonqualified plan that provides participating employees with the employer contributions the employees would have received under our qualified retirement plans, but for federal tax limitations. We do not pay guaranteed, above-market, or preferential interest or earnings on amounts deferred under this plan. Information about this plan is set forth in the 2022 Nonqualified Deferred Compensation Table and the accompanying narrative discussion.

2022 Grants of Plan-Based Awards Table

The following table sets forth information regarding the grants of annual cash incentive compensation, PRSUs, and stock options during 2022 to our named executives.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards($)(5)
Name/Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John G. Morikis

Annual Cash Incentive		-0-	2,254,339	4,508,678

PRSUs – Adjusted EPS Goal	2/15/2022				3,275	13,100	26,200			3,571,715

PRSUs – Adjusted RONAE Goal	2/15/2022				1,638	6,550	13,100			1,785,858

Stock Options	10/18/2022							60,400	215.08	4,248,445

Allen J. Mistysyn

Annual Cash Incentive		-0-	743,677	1,487,354

PRSUs – Adjusted EPS Goal	2/15/2022				800	3,200	6,400			872,480

PRSUs – Adjusted RONAE Goal	2/15/2022				400	1,600	3,200			436,240

Stock Options	10/18/2022							14,800	215.08	1,041,010

Heidi G. Petz

Annual Cash Incentive		-0-	742,494	1,484,988

PRSUs – Adjusted EPS Goal	2/15/2022				750	3,000	6,000			817,950

PRSUs – Adjusted RONAE Goal	2/15/2022				375	1,500	3,000			408,975

Stock Options	10/18/2022							13,700	215.08	963,637

Justin T. Binns

Annual Cash Incentive		-0-	524,308	1,048,616

PRSUs – Adjusted EPS Goal	2/15/2022				600	2,400	4,800			654,360

PRSUs – Adjusted RONAE Goal	2/15/2022				300	1,200	2,400			327,180

Stock Options	10/18/2022							11,000	215.08	773,724

Karl J. Jorgenrud

Annual Cash Incentive		-0-	422,670	845,340

PRSUs – Adjusted EPS Goal	2/15/2022				500	2,000	4,000			545,300

PRSUs – Adjusted RONAE Goal	2/15/2022				250	1,000	2,000			272,650

Stock Options	10/18/2022							10,400	215.08	731,520

[1]

Amounts reflect the threshold, target, and maximum annual cash incentive compensation amounts that could have been earned during 2022 based upon the achievement of performance goals under our 2007 Executive Annual Performance

53

Bonus Plan. The amounts of annual cash incentive compensation earned in 2022 by our named executives were determined and paid in February 2023. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

[2]

Amounts reflect the threshold, target, and maximum number of PRSUs granted during 2022 on the dates indicated in the table under our 2006 Equity and Performance Incentive Plan. Each grant of PRSUs will ultimately vest in February 2025. The number of PRSUs that will ultimately vest in February 2025 is based upon the achievement of the performance goals over the 2022 – 2024 performance period.

[3]

Amounts reflect the number of stock options granted on October 18, 2022 under our 2006 Equity and Performance Incentive Plan. These stock options vest at the rate of one-third per year on the first, second, and third anniversary dates of the grant and expire on October 17, 2032.

[4]	The exercise price equals the average of the highest and lowest reported sale prices of our common stock on the grant date, October 18, 2022.

[5]

The value of PRSUs is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the ASC), excluding the effect of estimated forfeitures. The values included in this column assume a target level of performance based on the fair market value of our common stock (the average of the highest and lowest reported sale prices) on the grant date.

The value of stock options is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the ASC), excluding the effect of estimated forfeitures. The values were calculated using a Black-Scholes-Merton option pricing model. The assumptions used in this model are as described in Note 15 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Narrative Information Regarding the 2022 Grants of Plan-Based Awards Table

Annual Cash Incentive.    The non-equity incentive plan awards set forth in the table reflect annual cash incentive compensation that could have been earned by our named executives during 2022 under our 2007 Executive Annual Performance Bonus Plan, based upon the achievement of financial and operating performance goals. More information is set forth under the heading “Annual Cash Incentive Compensation” in the CD&A.

PRSUs.    During 2022, we granted PRSUs pursuant to our 2006 Equity and Performance Incentive Plan, which consisted of two grants of PRSUs—one grant with Adjusted EPS as the performance goal and one grant with Adjusted RONAE as the performance goal. We include additional information about our PRSU grants under the heading “Long-Term Equity Incentive Compensation” in the CD&A.

The threshold amounts for the PRSUs set forth in the table correspond to 25% of the target number of PRSUs vesting, which is the number of PRSUs that will vest for the specified minimum level of performance. The maximum amounts set forth in the table reflect a number of PRSUs equal to 200% of the target number of PRSUs (and, correspondingly, the setting of above-target goals higher, making achievement of the goals more difficult to attain) to provide an incentive for above-target performance.

The payment of dividend equivalents on unvested PRSUs is deferred, and dividend equivalents are paid only if and to the extent the PRSUs vest based on the achievement of the financial and operating performance goals. Dividend equivalents are paid at the same rate as dividends on Sherwin-Williams common stock are paid to our shareholders. During 2022, the quarterly dividend rate was $0.60 per share. In February 2023, the Board announced an increase in the quarterly dividend rate to $0.605 per share, with the first dividend payable on March 10, 2023.

Stock Options.    We grant stock options pursuant to our 2006 Equity and Performance Incentive Plan. Stock options vest at the rate of one-third per year on the first, second, and third anniversary dates of the grant and have a term of ten years. We include additional information about stock option grants under the heading “Long-Term Equity Incentive Compensation” in the CD&A.

54	2023 PROXY STATEMENT

Outstanding Equity Awards at December 31, 2022 Table

The following table sets forth information regarding the number of unexercised stock options and the number and value of unvested RSUs and PRSUs outstanding at December 31, 2022 for our named executives.

	Option Awards					Stock Awards

Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)

John G. Morikis	10/17/2018	115,969	-0-	136.85	10/16/2028	59,400(3)	14,097,402	24,750(4)	5,873,918

	10/16/2019	103,865	-0-	186.85	10/15/2029			19,650(5)	4,663,535

	10/20/2020	50,601	25,299	227.05	10/19/2030

	10/18/2021	21,534	43,066	295.83	10/17/2031

	10/18/2022	-0-	60,400	215.08	10/17/2032

Allen J. Mistysyn	10/24/2016	14,520	-0-	92.55	10/23/2026	15,300(3)	3,631,149	6,300(4)	1,495,179

	10/18/2017	28,020	-0-	127.98	10/17/2027			4,800(5)	1,139,184

	10/17/2018	27,000	-0-	136.85	10/16/2028

	10/16/2019	26,400	-0-	186.85	10/15/2029

	10/20/2020	12,600	6,300	227.05	10/19/2030

	10/18/2021	5,334	10,666	295.83	10/17/2031

	10/18/2022	-0-	14,800	215.08	10/17/2032

Heidi G. Petz	10/18/2017	840	-0-	127.98	10/17/2027	3,600(3)	854,388	4,095(4)	971,866

	10/17/2018	1,158	-0-	136.85	10/16/2028	519(6)	123,174	4,500(5)	1,067,985

	10/16/2019	6,000	-0-	186.85	10/15/2029

	10/20/2020	3,600	1,800	227.05	10/19/2030

	10/18/2021	3,900	7,800	295.83	10/17/2031

	10/18/2022	-0-	13,700	215.08	10/17/2032

Justin T. Binns	7/15/2014	849	-0-	67.74	7/14/2024	4,050(3)	961,187	3,150(4)	747,590

	10/22/2014	714	-0-	75.91	10/21/2024			3,600(5)	854,388

	10/16/2015	609	-0-	79.85	10/15/2025

	10/18/2016	13,500	-0-	90.04	10/17/2026

	10/18/2017	11,100	-0-	127.98	10/17/2027

	10/17/2018	8,100	-0-	136.85	10/16/2028

	10/16/2019	7,200	-0-	186.85	10/15/2029

	10/20/2020	3,402	1,698	227.05	10/19/2030

	10/18/2021	3,600	7,200	295.83	10/17/2031

	10/18/2022	-0-	11,000	215.08	10/17/2032

Karl J. Jorgenrud	10/18/2017	4,350	-0-	127.98	10/17/2027	4,050(3)	961,187	1,575(4)	373,795

	10/17/2018	6,900	-0-	136.85	10/16/2028	1,038(6)	246,349	3,000(5)	711,990

	10/16/2019	7,200	-0-	186.85	10/15/2029

	10/20/2020	3,402	1,698	227.05	10/19/2030

	10/18/2021	1,334	2,666	295.83	10/17/2031

	10/18/2022	-0-	10,400	215.08	10/17/2032

[1]	Options vest at the rate of one-third per year on the first, second, and third anniversaries of the grant date.

[2]	Calculated by multiplying the number of RSUs or PRSUs by the closing price of our common stock on December 30, 2022 ($237.33).

[3]	200% of the target number of PRSUs vested in February 2023 based upon the achievement of the performance goals for the three-year performance period that ended on December 31, 2022.

55

[4]	PRSUs vest in February 2024 on the date the Compensation Committee determines the level of achievement of the performance goals. Amounts reflect the target level of performance.

[5]	PRSUs vest in February 2025 on the date the Compensation Committee determines the level of achievement of the performance goals. Amounts reflect the target level of performance.

[6]	RSUs granted prior to roles held during 2022 that vested in February 2023.

2022 Option Exercises and Stock Vested Table

The following table sets forth information regarding the number and value of stock options exercised and restricted stock units vested during 2022 for our named executives.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

John G. Morikis	535	37,932	72,757	20,112,454

Allen J. Mistysyn	—	—	16,502	4,561,699

Heidi G. Petz	—	—	4,840	1,267,424

Justin T. Binns	—	—	4,877	1,348,157

Karl J. Jorgenrud	—	—	4,126	1,140,560

[1]

The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the market price of our common stock. The market price is equal to the closing price of our common stock on the date of exercise.

[2]

The value realized on the vesting of restricted stock units is equal to the number of units vested multiplied by the market price of our common stock, plus the amount of cash dividend equivalents that were paid on the earned shares upon vesting. The market price is equal to the closing price of our common stock on the vesting date.

2022 Nonqualified Deferred Compensation Table

The following table sets forth information for 2022 relating to our 2005 Deferred Compensation Savings and Pension Equalization Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings/ (Losses) in Last FY ($)(2)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

John G. Morikis	-0-	570,435	(886,862)	-0-	4,766,894

Allen J. Mistysyn	-0-	189,997	(449,509)	-0-	1,588,215

Heidi G. Petz	-0-	120,765	(54,302)	-0-	265,200

Justin T. Binns	-0-	101,838	(73,022)	-0-	306,005

Karl J. Jorgenrud	-0-	72,950	(106,551)	-0-	310,676

[1]	Amounts represent Company contributions for each named executive. These amounts are also reported in the “All Other Compensation” column of the Summary Compensation Table.

[2]

Amounts include earnings/(losses), dividends, and interest provided on account balances, including the change in value of the underlying investments in which our named executives are deemed to be invested. These amounts are not reported in the Summary Compensation Table because they are not above market.

56	2023 PROXY STATEMENT

[3]

Amounts represent each named executive’s aggregate account balance at December 31, 2022. The amounts include 2022 Company contributions, which are also reported in the “All Other Compensation” column of the Summary Compensation Table. The table below sets forth the portion of these aggregate account balances that were reported as compensation in the Summary Compensation Table for 2020, 2021, and 2022 for each named executive that served as a named executive during each such year.

Name	Amount Reported ($)

John G. Morikis	1,638,765

Allen J. Mistysyn	511,379

Heidi G. Petz	196,254

Justin T. Binns	177,238

Karl J. Jorgenrud	72,950

Material Features of our Deferred Compensation Savings Plan

Our 2005 Deferred Compensation Savings and Pension Equalization Plan is an unfunded nonqualified deferred compensation plan that provides eligible participants with Company-only contributions that a participant would have otherwise received under our qualified retirement plans, but for certain federal tax limitations.

There are two benefit components to the deferred compensation savings portion of the plan: (a) the Company matching contribution under our 401(k) Plan that participants would have otherwise received, but for the limitations under Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the Code); and (b) the Company contribution under our Salaried Employees’ Revised Pension Investment Plan that participants would have otherwise received, but for the limitations under Sections 401(a)(17) and 415 of the Code. All of our named executives participated in both of these components during 2022.

All Company contributions provided under the two components of this plan are credited in the form of units and accrue earnings in accordance with the hypothetical investment options selected by the participant. The investment options contained in this plan are the same investment options provided to participants in our qualified retirement plans. We do not pay guaranteed, above-market, or preferential interest or earnings on amounts deferred. Participant account balances will be distributed in a lump sum upon death, disability, or separation from service, unless equal annual installments (not to exceed fifteen years) are elected for distributions upon death, disability, or separation from service for retirement. In the event of a change in control, account balances are distributed in a lump sum within ninety days.

Potential Payments Upon Termination or Change in Control

The following information and table set forth the payments to each of our named executives in the event of a termination of employment as a result of retirement, involuntary termination, death, disability, voluntary termination, termination for cause, and termination following a change in control. The information and amounts shown in the table assume that each named executive was terminated on December 31, 2022.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the table.

•

The table reflects amounts earned at December 31, 2022 and includes estimates of amounts that would be paid to the named executive upon the occurrence of certain terminations of employment, as described above. The actual amounts to be paid to a named executive can only be determined at the time of the termination.

•

A named executive is entitled to receive amounts earned during their term of employment regardless of the manner in which the named executive’s employment is terminated. These amounts include base salary, unused vacation pay, and annual cash incentive compensation. These amounts are not shown in the table, except for potential annual cash incentive compensation, as described below.

•

Because we assume a December 31, 2022 termination date, each of our named executives would have been entitled to receive the annual cash incentive compensation earned under our 2007 Executive Annual Performance Bonus Plan for 2022. Therefore, the amounts set forth in the table for annual cash incentive compensation are the amounts actually earned by the named executives during 2022. These amounts are also set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

57

•

Our 2006 Equity and Performance Incentive Plan includes a “double-trigger” acceleration provision with respect to the vesting of equity awards in connection with a change in control. Please refer to the information set forth under the heading “Change in Control” for a more detailed explanation of the treatment of equity awards under our equity plan in the event of a change in control.

•

A named executive may exercise any stock options that are exercisable prior to the date of termination and is entitled to receive shares of common stock with respect to any restricted stock units for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock units are not included in the table because they are not severance payments.

•

The amounts shown in the table for stock options reflect the difference between the closing price of our common stock on December 30, 2022 ($237.33) and the exercise price for each option for which vesting continued or accelerated. The amounts shown in the table for restricted stock units reflect the number of units for which the vesting continued or accelerated multiplied by the closing price of our common stock on December 30, 2022 ($237.33). The amounts shown in the table for PRSUs assume such awards will be earned at a target level of performance.

•

Our 2022 stock option and restricted stock units award agreements include restrictive covenants regarding the protection of our intellectual property, the confidentiality of our proprietary information, and non-competition and non-solicitation restrictions that apply during the term of employment with Sherwin-Williams and for the two- and three-year periods thereafter, respectively. For purposes of the table, we have assumed the named executives have complied with these restrictive covenants.

•

A named executive will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our 401(k) Plan and any pension plans and deferred compensation plans in which the named executive participates. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not severance payments.

•

The amounts shown in the table for excise taxes payable as a result of a change in control are estimates for proxy disclosure purposes only. Payments upon an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, reasonable compensation analysis, and the value of covenants not to compete.

Retirement

A named executive is eligible to elect retirement upon satisfying the criteria for retirement (age 65, age 55 – 59 with at least 20 years of vesting service, or age 60 or older if the combination of age and years of vesting service equals at least 75). In the event of retirement and required notice: (a) all outstanding stock options will continue to vest in accordance with their terms; and (b) all outstanding restricted stock units will continue to vest, with PRSUs continuing to be subject to the attainment of the applicable performance goals, as if the named executive had continued employment throughout the restriction period.

At December 31, 2022, Mr. Morikis was the only named executive eligible for retirement.

Involuntary Termination

All of the named executives participate in the Key Employee Separation Plan (KESP). Under the KESP, the named executives are entitled, subject to execution and non-revocation of a release of claims against Sherwin-Williams, to certain severance payments and benefits in the event their employment is involuntarily terminated prior to a change in control by Sherwin-Williams for reasons other than cause, death, or disability. These payments and benefits include: (a) a cash severance amount equal to a factor (2, for Mr. Morikis, and 1.5, for Ms. Petz and Messrs. Mistysyn, Binns, and Jorgenrud) multiplied by such participant’s annual base salary and target annual cash incentive compensation (with salary paid in installments over a 2-year period, for Mr. Morikis, and over a 1.5-year period, for Ms. Petz and Messrs. Mistysyn, Binns, and Jorgenrud, and incentive amounts paid on the applicable incentive payment dates during such period); (b) a prorated annual cash incentive compensation payment based on the portion of the year the executive was employed with Sherwin-Williams (subject to the attainment of the applicable performance goals and paid after the end of the performance period); (c) continuation of medical and dental coverage benefits until the earliest of: (i) reaching the age of 65, (ii) the date similar benefits are provided by another employer, and (iii) 18 months following the termination of employment; (d) reasonable outplacement assistance for expenses actually incurred, as approved by the Compensation Committee; and (e) continued vesting of equity awards (2 years, for Mr. Morikis, 18 months, for each of Ms. Petz and Messrs. Mistysyn, Binns, and Jorgenrud, or such longer period as provided in the applicable equity award agreements, including continued vesting in the event of retirement for named executives that are eligible for retirement at December 31, 2022 or will become eligible for

58	2023 PROXY STATEMENT

retirement during the continued vesting period), with PRSUs continuing to be subject to the attainment of the applicable performance goals. At December 31, 2022, Mr. Morikis was the only named executive eligible for retirement, and Mr. Mistysyn was the only named executive that will become eligible for retirement during such continued vesting period. As described above, the named executives must sign a release of claims against Sherwin-Williams to receive payment under the KESP, which release includes restrictive covenants regarding the protection of our intellectual property, the confidentiality of our proprietary information, non-competition and non-solicitation restrictions that apply following termination of employment, and a requirement not to disparage Sherwin-Williams. For purposes of the table, we have assumed the named executives have complied with these restrictive covenants.

Death and Disability

In the event of the death or disability of a named executive, all outstanding stock options will immediately vest and become exercisable. With respect to restricted stock units, (a) all RSUs will immediately vest and (b) the greater of (i) 100% of the target PRSUs and (ii) the vesting percentage of the target PRSUs (based on the results of the performance metric measured as of the end of the last completed fiscal quarter preceding the date of the named executive’s death or disability and the projected forecast of the performance metric over the remaining restriction period) will immediately vest.

In addition, Messrs. Morikis and Mistysyn participate in our executive life insurance plan. Under our executive life insurance plan, the beneficiary of a named executive is entitled to receive a death benefit based upon the following formulas: (a) if the event occurs prior to age 62, then the death benefit will equal 4 times the named executive’s base salary; (b) if the event occurs on or after age 62 and before age 65, then the death benefit will equal 4 times the named executive’s base salary at age 62; and (c) if the event occurs at age 65 or older, then the death benefit will equal 2.5 times the named executive’s base salary at age 62. All such named executives were less than 62 years of age on December 31, 2022. This plan was frozen to new participants beginning in January 2008.

Each named executive also participates in one of two executive long-term disability plans. The original plan was frozen to new participants effective January 1, 2008, and only Messrs. Morikis and Mistysyn participate in this plan. Upon the occurrence of a disability under the frozen plan, a covered named executive will receive an annual benefit equal to 60% of base salary until the earliest of: (a) age 65; (b) recovery from the disability; (c) the date the named executive begins receiving retirement plan benefits; and (d) death. Ms. Petz and Messrs. Binns and Jorgenrud participate in the second plan that was adopted as of January 1, 2013 to cover executives not otherwise eligible for the original frozen plan, and it provides substantially similar benefits, subject to a benefit cap of $35,000 per month, until the earliest of: (a) Social Security normal retirement age (or, if age 60 or older at the time of disability, a period of 12 – 60 months depending on the executive’s age); (b) recovery from the disability; and (c) death. The amounts set forth in the table for the named executives reflect the amount of the first annual payment (60% multiplied by the named executive’s 2022 base salary) under the plans.

Voluntary Termination and Termination for Cause

A named executive is not entitled to receive any additional forms of severance payments or benefits upon their voluntary decision to terminate employment with Sherwin-Williams prior to being eligible for retirement or upon termination for cause.

Change in Control

Our 2006 Equity and Performance Incentive Plan includes a “double-trigger” acceleration provision with respect to the vesting of equity awards in connection with a change in control. Upon a change in control, awards that are assumed by the surviving entity will continue to vest and become exercisable in accordance with their original terms unless, within three years after the change in control, the participant’s employment is terminated other than for cause or the participant terminates their employment for good reason (as such term is defined in the plan). If a participant’s employment is terminated under either of those circumstances, their outstanding awards will immediately vest and become exercisable in full. Awards that are not assumed by the surviving entity will immediately vest and become exercisable in full.

We also entered into change in control severance agreements with each of our named executives. In general, a change in control will be deemed to have occurred under our 2006 Equity and Performance Incentive Plan and the severance agreements if: (a) a person or group buys 30% or more of Sherwin-Williams common stock (excluding certain purchases by Sherwin-Williams or its benefit plans, purchases approved by Sherwin-Williams or in connection with certain “friendly” business transactions, and certain inadvertent purchases); (b) Sherwin-Williams experiences a turn-over (not approved by Sherwin-Williams) of more than half of its directors during a two-year period; (c) Sherwin-Williams closes a reorganization, merger, consolidation, or significant sale of assets resulting in a substantial change in its ownership or leadership; or (d) Sherwin-Williams’ shareholders approve its liquidation or dissolution.

59

The severance agreements provide that upon a termination of employment within the two-year period following a change in control (other than upon a termination for cause or by reason of death or disability) or if the named executive terminates their employment in certain circumstances defined in the agreement which constitute good reason, in addition to the accelerated vesting of stock options and restricted stock units described above, each will receive:

•

a lump sum severance payment in an amount equal to 3 times (for Mr. Morikis) or 2.5 times (for Ms. Petz and Messrs. Mistysyn, Binns, and Jorgenrud) the sum of (a) the named executive’s highest rate of base salary during the three-year period prior to termination and (b) an amount equal to the greater of (i) the average of the annual cash incentive compensation received by the named executive for each of the three years prior to the date of termination and (ii) the named executive’s target annual cash incentive compensation for the year in which the termination occurs;

•

a lump sum amount equal to the prorated portion of any annual cash incentive compensation earned by the named executive through the date of termination, assuming achievement of the greater of target level of the performance goals and actual performance;

•	eighteen months of continued health care benefits;

•	outplacement services in an amount not to exceed 10% of the named executive’s then-current base salary; and

•

(for Mr. Morikis) an amount equal to the excise tax and taxes thereon charged, if any, to the named executive as a result of any change in control payments; provided, however, in the event the aggregate change in control payments do not exceed 115% of the amount, which would cause the excise tax to be assessed, the severance payments shall be reduced to a level that would cause no excise tax to apply.

The amounts set forth in the table assume that each named executive’s employment was terminated upon a change in control and that each named executive would receive the benefits provided for under the severance agreement.

60	2023 PROXY STATEMENT

Estimated Payments Upon Termination or Change in Control Table

Event	Morikis	Mistysyn	Petz	Binns	Jorgenrud
Retirement
Annual cash incentive	$947,000	N/A	N/A	N/A	N/A
Continued vesting of stock options	1,603,974	N/A	N/A	N/A	N/A
Continued vesting of restricted stock units	17,586,153	N/A	N/A	N/A	N/A

Total	$20,137,127	N/A	N/A	N/A	N/A
Involuntary Termination
Annual cash incentive	$947,000	$312,000	$402,000	$887,000	$819,000
Continued vesting of stock options	1,603,974	394,064	120,120	99,046	94,596
Continued vesting of restricted stock units	17,586,153	4,449,938	1,522,235	1,228,183	1,450,798
Cash severance payment	7,266,679	2,315,516	2,161,203	1,798,962	1,515,679
Continued health care benefits	24,546	31,207	21,261	31,207	35,253
Outplacement services	142,000	83,600	80,004	67,500	57,500

Total	$27,570,352	$7,586,325	$4,306,823	$4,111,898	$3,972,826
Death
Annual cash incentive	$947,000	$312,000	$402,000	$887,000	$819,000
Accelerated stock options	1,603,974	394,064	323,329	262,205	248,855
Accelerated restricted stock units	17,586,153	4,449,938	2,590,220	2,082,571	1,812,727
Life insurance proceeds	5,680,000	3,344,000	N/A	N/A	N/A

Total	$25,817,127	$8,500,002	$3,315,549	$3,231,776	$2,880,582
Disability
Annual cash incentive	$947,000	$312,000	$402,000	$887,000	$819,000
Accelerated stock options	1,603,974	394,064	323,329	262,205	248,855
Accelerated restricted stock units	17,586,153	4,449,938	2,590,220	2,082,571	1,812,727
Disability benefits	852,000	501,600	480,024	405,000	345,000

Total	$20,989,127	$5,657,602	$3,795,573	$3,636,776	$3,225,582
Change in Control with Termination
Annual cash incentive	$947,000	$312,000	$402,000	$887,000	$819,000
Accelerated stock options	1,603,974	394,064	323,329	262,205	248,855
Accelerated restricted stock units	17,586,153	4,449,938	2,590,220	2,082,571	1,812,727
Cash severance payment	12,267,000	4,207,500	3,522,600	3,374,167	2,779,167
Continued health care benefits	24,546	31,207	21,261	31,207	35,253
Outplacement services	142,000	83,600	80,004	67,500	57,500
Excise tax	-0-	N/A	N/A	N/A	N/A

Total	$32,570,673	$9,478,309	$6,939,414	$6,704,650	$5,752,502

61

2022 CEO Pay Ratio

As required by SEC rules, we disclose below the 2022 annual total compensation of our CEO, John G. Morikis, the 2022 annual total compensation of our median employee, and the ratio of these amounts. We calculated the annual total compensation for both Mr. Morikis and our median employee using the same methodology that is used for the Summary Compensation Table.

•	Mr. Morikis’ annual total compensation — $12,749,910

•	Our median employee’s annual total compensation — $44,211

•	Ratio of Mr. Morikis’ annual total compensation to our median employee’s annual total compensation — 288:1

We may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the prior year’s CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change that would significantly impact the 2021 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2022. As a result, we used the same median employee for the 2022 CEO pay ratio as we did for the 2021 CEO pay ratio disclosure.

For the pay ratio analysis of our employee population conducted in 2021 and to determine our median employee, we used November 1st as the determination date, which was within the last three months of our 2021 fiscal year. At November 1, 2021, we employed 61,496 persons in 58 countries, including 51,116 full-time employees and 10,380 part-time employees. We identified the median employee as of the determination date using total cash compensation (base salary, including overtime and cash incentive compensation, where applicable), which was consistently applied across our entire global employee population for the trailing 12 months preceding November 1, 2021 (excluding our CEO). In determining our median employee, we did not use any of the permitted exemptions. We also did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for Mr. Morikis or our median employee.

62	2023 PROXY STATEMENT

Pay Versus Performance
We disclose below pay versus performance information, including the relationship between executive compensation actually paid, as calculated by SEC rules, and Company performance.
Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c) (1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e) (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (h) (4)	Adjusted EPS (i) (5)
					Total Shareholder Return (f) (3)	Peer Group Total Shareholder Return (g) (3)
2022	$12,749,910	$(19,713,828)	$3,452,393	$(760,145)	$125.26	$133.55	$2,020,100,000	$7.92
2021	$15,843,760	$48,088,376	$3,618,848	$8,939,692	$184.10	$171.96	$1,864,400,000	$7.32
2020	$15,323,284	$34,290,383	$4,096,941	$8,156,681	$127.05	$119.46	$2,030,400,000	$7.36

1
John G. Morikis served as our principal executive officer (PEO) for the full year for each of 2022, 2021, and 2020. Our non-PEO
named executive officers (NEOs) included: (a) for 2022, Allen J. Mistysyn, Heidi G. Petz, Justin T. Binns, and Karl J. Jorgenrud; (b) for 2021, Allen J. Mistysyn, Heidi G. Petz, Mary L. Garceau, Justin T. Binns, and Peter J. Ippolito; and (c) for 2020, Allen J. Mistysyn, Mary L. Garceau, Peter J. Ippolito, and David B. Sewell.

2
For each year, the values included in these columns for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO
NEOs reflect the following adjustments to the values included in columns (b) and (d), respectively:

PEO	2022	2021	2020

Summary Compensation Table (SCT) Total for PEO (column (b))	$12,749,910	$15,843,760	$15,323,284

- aggregate change in actuarial present value of pension benefits	-0-	-0-	-0-

+ service cost of pension benefits	-0-	-0-	-0-

+ prior service cost of pension benefits	-0-	-0-	-0-

- SCT “Stock Awards” column value	5,357,573	5,895,615	5,742,396

- SCT “Option Awards” column value	4,248,445	4,496,806	3,904,509

+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	9,783,283	24,320,152	19,235,117

-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(20,046,896)	17,756,334	7,552,919

+ vesting date fair value of equity awards granted and vested in the covered year	-0-	-0-	-0-

-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(12,594,107)	560,551	1,825,968

- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	-0-	-0-	-0-

+ dollar value of dividends/earnings paid on equity awards in the covered year	-0-	-0-	-0-

+ excess fair value for equity award modifications	-0-	-0-	-0-

Compensation Actually Paid to PEO (column (c))	$(19,713,828)	$48,088,376	$34,290,383

63

Average for Non-PEO NEOs	2022	2021	2020

Average SCT Total for Non-PEO NEOs (column (d))	$3,452,393	$3,618,848	$4,096,941

- aggregate change in actuarial present value of pension benefits	-0-	-0-	-0-

+ service cost of pension benefits	-0-	-0-	-0-

+ prior service cost of pension benefits	-0-	-0-	-0-

- SCT “Stock Awards” column value	1,083,784	1,074,291	1,239,836

- SCT “Option Awards” column value	877,473	865,948	837,232

+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	2,000,614	4,500,593	4,146,248

-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(2,812,473)	2,596,782	1,556,400

+ vesting date fair value of equity awards granted and vested in the covered year	-0-	-0-	-0-

-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(1,439,422)	163,708	434,160

- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	-0-	-0-	-0-

+ dollar value of dividends/earnings paid on equity awards in the covered year	-0-	-0-	-0-

+ excess fair value for equity award modifications	-0-	-0-	-0-

Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$(760,145)	$8,939,692	$8,156,681

3
For each year, total shareholder return for the Company and the peer group was calculated in accordance with Item 201(e) and Item 402(v) of Regulation
S-K.
For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the Company’s Annual Reports on Form
10-K
for each of the fiscal years ended December 31, 2022, 2021, and 2020 and consists of the following entities: Akzo Nobel N.V., Axalta Coating Systems Ltd., BASF SE, Genuine Parts Company, H.B. Fuller Company, The Home Depot, Inc., Lowe’s Companies, Inc., Masco Corporation, Newell Brands Inc., PPG Industries, Inc., RPM International Inc., and Stanley Black & Decker, Inc. (for purposes of this section only, the Peer Group).

4	Net income is rounded to the nearest hundred thousand.

5	Adjusted EPS is calculated as described in Appendix A.

64	2023 PROXY STATEMENT

Pay Versus Performance Relationship Descriptions
The following graphical comparisons describe the relationships between certain figures included in the Pay Versus Performance Table for each of 2022, 2021, and 2020, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO
NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance Table.

65

Tabular List of Financial Performance Measures
The following table lists the financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2022 to Company performance.

	Morikis	Mistysyn	Petz	Binns	Jorgenrud

Annual Cash Incentive	Net Sales	Net Sales	Net Sales	TAG Sales	PCG Sales
	Adjusted EPS	Adjusted EPS	Adjusted EPS	TAG PBT	PCG PBT
	Adjusted FCF	Adjusted FCF	Adjusted FCF	TAG RONAE	PCG RONAE

Long-Term Equity Incentive	Adjusted EPS	Adjusted EPS	Adjusted EPS	Adjusted EPS	Adjusted EPS
	Adjusted RONAE	Adjusted RONAE	Adjusted RONAE	Adjusted RONAE	Adjusted RONAE

66	2023 PROXY STATEMENT

Proposal 4 — Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, and oversight of our independent registered public accounting firm. To assure continuing audit independence and objectivity, the Audit Committee is involved in the selection of the firm’s lead engagement partner in accordance with SEC rules. Additionally, the Audit Committee has adopted a policy for pre-approving all audit and non-audit services to be performed by the firm and assesses the impact the provision of any non-audit services may have on the firm’s independence.

The Audit Committee has appointed Ernst & Young LLP (EY) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023. EY has served as our independent auditor since 1908. Information regarding the services provided to us by EY during 2021 and 2022 is set forth in this section under the heading “Matters Relating to the Independent Registered Public Accounting Firm.”

At the Annual Meeting, our shareholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for 2023. The Audit Committee believes the continued retention of EY as our independent registered public accounting firm for 2023 is in the best interests of our Company and shareholders.

Although shareholder ratification is not required under the laws of the State of Ohio, we are submitting the appointment of EY to our shareholders for ratification at the Annual Meeting as a matter of good corporate practice and to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of our Company and shareholders.

Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate shareholder questions.

The Board of Directors unanimously recommends that you vote “FOR”

ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’

independent registered public accounting firm.

67

Matters Relating to the Independent Registered Public Accounting Firm

Fees Paid to EY

The following table sets forth the fees for services provided by EY during the fiscal years ended December 31, 2022 and December 31, 2021.

	2022	2021
Audit Fees	$6,213,000	$5,957,000
Audit-Related Fees	185,000	214,000
Tax Fees	931,000	1,023,000
All Other Fees	965,000	-0-

Total	$8,294,000	$7,194,000

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

Audit Fees.    These are fees for professional services rendered by EY for the integrated audit of our annual consolidated financial statements and the effectiveness of internal control over financial reporting, the review of financial statements included in our Quarterly Reports on Form 10-Q, and certain audits of foreign subsidiary financial statements required by local statutes.

Audit-Related Fees.    These are fees for assurance and related services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements and that are not included as audit fees. These include services rendered in connection with statutory and regulatory filings and engagements and employee benefit plan audits.

Tax Fees.    These are fees for professional services rendered by EY with respect to tax compliance, tax advice, and tax planning, including the review of certain tax returns, tax audit assistance, and consulting on tax planning matters.

All Other Fees.    These are fees for other services rendered by EY that do not meet the above category descriptions and are permissible under applicable laws and regulations.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by EY prior to its engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by EY during the fiscal year, subject to dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to pre-approve all audit and non-audit services when the entire Audit Committee is unable to pre-approve services. The Chair reports to the Audit Committee at its next meeting all such services pre-approved since the last meeting.

All of the fees paid to EY for services rendered during 2022 and 2021 under the categories of Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees, as applicable, were pre-approved by the Audit Committee.

68	2023 PROXY STATEMENT

Audit Committee Report

Management has primary responsibility for the integrity of Sherwin-Williams’ financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, Sherwin-Williams’ independent registered public accounting firm, is responsible for conducting independent audits of Sherwin-Williams’ financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls, and the effectiveness of Sherwin-Williams’ internal control over financial reporting with management and Ernst & Young LLP. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed with Ernst & Young LLP the firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sherwin-Williams’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

AUDIT COMMITTEE

Jeff M. Fettig, Chair

Arthur F. Anton

Richard J. Kramer

Aaron M. Powell

Marta R. Stewart

Matthew Thornton III

69

Other Matters

Equity Compensation Plan Information

The following table provides information regarding our common stock that may be issued under our equity compensation plans at December 31, 2022.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	9,884,947	(1)	$160.09	(2)	8,836,505(3)

Equity compensation plans not approved by security holders	24,986	(4)	—		—

Total	9,909,933		$160.09	(2)	8,836,505(3)

[1]

Amount represents (a) 9,102,638 shares of common stock subject to outstanding stock options, 8,685 shares of common stock subject to outstanding RSUs, and 760,770 shares of common stock subject to outstanding PRSUs under our 2006 Equity and Performance Incentive Plan and (b) 12,854 shares of common stock subject to outstanding RSUs under our 2006 Stock Plan for Nonemployee Directors. PRSUs granted in 2020, which vested in February 2023 based upon the achievement of the performance goals for the three-year performance period that ended on December 31, 2022, reflect the actual level of performance. PRSUs granted in 2021 and 2022 assume the maximum level of performance.

[2]	The weighted average does not take into account shares relating to RSUs or PRSUs, or shares relating to common stock units held by directors under our Director Deferred Fee Plan.

[3]

Amount represents 8,612,672 shares of common stock remaining available for future awards under our 2006 Equity and Performance Incentive Plan and 223,833 shares of common stock remaining available for future awards under our 2006 Stock Plan for Nonemployee Directors.

[4]

Amount represents 24,986 common stock units held by directors under our Director Deferred Fee Plan, which units are payable in stock generally upon the directors’ retirement. Additional information about our Director Deferred Fee Plan is set forth under the heading “Other Benefits” in the Director Compensation Program section.

70	2023 PROXY STATEMENT

Security Ownership of Management, Directors, and Director Nominees

The following table sets forth information regarding shares of Sherwin-Williams common stock beneficially owned at February 21, 2023, the record date, and shares of common stock acquirable within 60 days of that date by (a) each current director and director nominee, (b) each named executive, and (c) all current directors, director nominees, and executive officers as a group. Unless otherwise noted, all of the directors, director nominees, and executives have sole voting and investment power over the shares of common stock listed or share voting and investment power with a spouse.

Name of Beneficial Owner	Shares of Common Stock(1)	Shares of Common Stock Acquirable within 60 days(2)	Total	Percent of Common Stock Beneficially Owned
Kerrii B. Anderson	2,868	559	3,427	*
Arthur F. Anton	41,304	-0-	41,304	*
Justin T. Binns	14,809	49,074	63,883	*
Jeff M. Fettig	4,068	-0-	4,068	*
Karl J. Jorgenrud	11,801	23,186	34,987	*
Richard J. Kramer	17,364	10,934	28,298	*
Allen J. Mistysyn	69,124	113,874	182,998	*
John G. Morikis	420,785	291,969	712,754	*
Heidi G. Petz	6,627	15,498	22,125	*
Christine A. Poon	9,993	2,290	12,283	*
Aaron M. Powell	403	226	629	*
Marta R. Stewart	369	-0-	369	*
Michael H. Thaman	5,160	4,040	9,200	*
Matthew Thornton III	9,903	-0-	9,903	*
Steven H. Wunning	8,100	7,677	15,777	*

All current directors, director nominees, and executive officers as a group (22 persons)	708,520	704,167	1,412,687	*

*	Represents less than 1% of the total number of shares of common stock outstanding.

[1]	These amounts include shares of common stock held under our 401(k) Plan for which the executive officers have the right to direct the vote.

[2]

For named executives and executive officers, these amounts include shares of common stock for which the executives have the right to acquire beneficial ownership, within sixty days of February 21, 2023, through the exercise of stock options. For non-management directors, these amounts include (a) shares of common stock for which the directors have the right to acquire beneficial ownership, within sixty days of February 21, 2023, through the vesting of RSUs and (b) common stock units held by non-management directors under our Director Deferred Fee Plan, which units are payable in stock generally upon the directors’ retirement.

71

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding shares of Sherwin-Williams common stock beneficially owned by persons or groups known to us to be beneficial owners of more than 5% of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(4)

The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	21,083,709(1)	8.2%

The Sherwin-Williams Company 401(k) Plan 101 West Prospect Avenue Cleveland, Ohio 44115	19,689,197(2)	7.6%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	16,754,718(3)	6.5%

[1]

Based on a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group (Vanguard), an investment adviser, Vanguard beneficially owned 21,083,709 shares of common stock at December 30, 2022. Of the total shares, Vanguard had sole dispositive power over 20,082,987 shares, shared dispositive power over 1,000,722 shares, sole voting power over none of the shares, and shared voting power over 356,832 shares.

[2]

Shares of common stock owned pursuant to our 401(k) Plan at December 31, 2022, which are voted by the trustee in accordance with written instructions of plan participants. If no instructions are received by the trustee, the trustee votes such shares in the same proportion as it votes those shares for which it receives proper instructions.

[3]

Based on a Schedule 13G/A filed on February 1, 2023 by BlackRock, Inc. (BlackRock), BlackRock beneficially owned 16,754,718 shares of common stock at December 31, 2022. Of the total shares, BlackRock had sole voting power over 14,804,240 shares, sole dispositive power over all of the shares, and shared voting power and shared dispositive power over none of the shares.

[4]	Based on 258,052,604 shares of common stock outstanding at February 21, 2023, the record date.

72	2023 PROXY STATEMENT

Internet Availability of Proxy Materials

As permitted by SEC rules and regulations, we use the internet as the primary means of furnishing proxy materials to shareholders by sending a Notice of Internet Availability of Proxy Materials or email with instructions on how to access the proxy materials online at www.proxyvote.com and to request a printed copy of the proxy materials, if preferred.

If you received printed copies of the proxy materials this year and would like to access proxy materials online beginning next year, please follow the instructions located on our Investor Relations website, investors.sherwin.com. We encourage shareholders to take advantage of the availability of proxy materials online to help reduce the environmental impact of our annual meetings and our related printing and mailing costs.

This Proxy Statement and our 2022 Annual Report are also available on our Investor Relations website, investors.sherwin.com.

Eliminating Duplicate Mailings

Some brokers, banks, and similar organizations participate in the practice of “householding.” Under this procedure, beneficial owners of our common stock who share the same address or household may receive only one copy of our Notice of Internet Availability of Proxy Materials or, for those who received printed copies of proxy materials in the mail, only one copy of this Proxy Statement and our 2022 Annual Report, unless contrary instructions have been received from one or more of the shareholders. This procedure reduces our printing and mailing costs and supports our commitment to reduce the Company’s environmental footprint. Beneficial owners who participate in householding will continue to receive separate voting instruction forms.

We will promptly deliver to you upon written or oral request an additional copy of (i) our Notice of Internet Availability of Proxy Materials, this Proxy Statement, or our 2022 Annual Report or (ii) our proxy materials for future meetings if you write, email, or call us at: The Sherwin-Williams Company, 101 West Prospect Avenue, Cleveland, Ohio 44115-1075, Attention: Investor Relations; investor.relations@sherwin.com; or (216) 566-2000.

If you are a beneficial owner of our common stock and are receiving more than one copy of these proxy materials at a single address and would like to participate in householding in the future, please contact your broker, bank, or similar organization that holds your shares to request information about householding.

2022 Annual Report

We will provide to each shareholder who is solicited to vote at the Annual Meeting, upon request and without charge, a copy of our 2022 Annual Report. Please write, email, or call us at: The Sherwin-Williams Company, 101 West Prospect Avenue, Cleveland, Ohio 44115-1075, Attention: Investor Relations; investor.relations@sherwin.com; or (216) 566-2000.

Questions and Answers About the Annual Meeting

What is the purpose of the Annual Meeting?

During the Annual Meeting, shareholders will act upon the proposals outlined in the Notice of Annual Meeting of Shareholders. The agenda includes the following proposals:

Item	Proposal	Board Recommendation	Page

1	Election of 9 directors	FOR each nominee	24

2	Advisory approval of the compensation of the named executives	FOR	32

3	Advisory approval of the frequency of the advisory vote on the compensation of the named executives	1 YEAR	33

4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR	67

At the Annual Meeting, our management also will report on Sherwin-Williams’ 2022 financial and operating performance and respond to questions from shareholders. We are not aware of any other matters that will be brought before the Annual Meeting for action.

73

How can I attend and participate in the Annual Meeting?

Virtual Meeting Format.    We look forward to welcoming shareholders to the Annual Meeting. This year’s Annual Meeting will be held in a virtual format via webcast. We have designed the virtual Annual Meeting to provide shareholders with substantially the same opportunities to participate as if the Annual Meeting were held in person.

Attendance and Participation.    If you were a shareholder at the close of business on the record date, February 21, 2023, you may attend and participate in the Annual Meeting on April 19, 2023 by visiting www.virtualshareholdermeeting.com/SHW2023 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m. EDT. Online check-in will begin at 8:45 a.m. EDT. Please allow ample time for the online check-in process.

During the Annual Meeting, you may vote and submit questions by following the instructions provided on the meeting website. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or that are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting but cannot be answered during the Annual Meeting due to time constraints will be answered and posted on our Investor Relations website, investors.sherwin.com, as soon as practicable after the Annual Meeting.

No recording of the Annual Meeting is permitted, including audio and video recording. Additional information regarding the rules of conduct for the Annual Meeting and other materials, including the list of our shareholders of record, will be available during the Annual Meeting on the meeting website.

Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to confirm your vote will be represented at the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Attendees should ensure they have a strong Internet connection, allow plenty of time to log in, and can hear streaming audio prior to the start of the Annual Meeting.

Technical Difficulties.    If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting log-in page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available on the meeting website.

Who is entitled to vote during the Annual Meeting?

You are entitled to vote during the Annual Meeting only if you were a record holder of our common stock at the close of business on the record date, February 21, 2023. At the close of business on the record date, 258,052,604 shares of common stock were outstanding. Each share owned on the record date is entitled to one vote. Beneficial owners of shares held in street name as of the record date may vote as provided below.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the shareholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a broker, bank, or other similar organization, you are the beneficial owner of shares held in street name. The organization holding your account is considered the shareholder of record, and as a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

How do I vote?

Our shareholders have a choice of voting online, by phone, or by mail in advance of the Annual Meeting or voting online during the Annual Meeting. We encourage you to vote in advance of the Annual Meeting to confirm your vote will be represented at the Annual Meeting.

74	2023 PROXY STATEMENT

Voting in Advance of the Meeting.    Except as provided below, if you wish to vote in advance of the meeting using one of the following methods, your vote must be received prior to 11:59 p.m. EDT on April 18, 2023.

•

Online.     To vote online, please visit www.proxyvote.com or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card or voting instruction form—you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

•

Phone.    To vote by phone, please call the number listed on your proxy card or voting instruction form and follow the recorded instructions—you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Your vote authorizes the proxy holders to vote your shares in the same manner as if you signed and returned your proxy card or voting instruction form by mail.

•

Mail.    If you are a shareholder of record who received printed copies of your proxy materials, you may vote by signing, dating, and returning your proxy card in the enclosed prepaid envelope. The proxy holders will vote your shares in accordance with your directions. If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote your shares “for” the election of each director nominee on Proposal 1, “for” Proposals 2 and 4, and for a frequency of every “1 year” on Proposal 3. If you sign and return your proxy card, the proxy holders will vote your shares according to their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you are a beneficial owner of shares held in street name who received printed copies of your proxy materials, you should complete, sign, date, and return the voting instruction form provided to you by your broker or nominee.

•

Voting as a Participant in the Dividend Reinvestment Plan or 401(k) Plan.     If you are a participant in one of these plans, your proxy card also serves as voting instructions for the number of shares for which you are entitled to direct the vote under each plan. You may vote your shares in the same manner outlined above for shareholders of record.

If you are a participant in our 401(k) Plan, your voting instructions must be received prior to 11:59 p.m. EDT on April 16, 2023 in order to allow the trustee sufficient time for voting. If you are a 401(k) Plan participant and do not timely provide your voting instructions, the trustee will vote your shares in the same proportion as the trustee votes those shares for which it receives proper instructions.

Voting During the Annual Meeting.

•

Shareholders of Record and Beneficial Owners.    If you are a shareholder of record or a beneficial owner of shares held in street name, you may vote online during the Annual Meeting. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/SHW2023. Voting electronically online during the Annual Meeting will replace any previous votes.

•

Dividend Reinvestment Plan or 401(k) Plan Participants.    If you are a participant in one of these plans, you may attend and participate in the Annual Meeting, but you will not be able to vote the shares held in one of these plans electronically during the Annual Meeting. You must vote in advance of the Annual Meeting online, by phone, or by mail.

What happens if I am a beneficial owner, and I do not give voting instructions?

If you are a beneficial owner and do not provide your broker with specific voting instructions, under NYSE rules, your broker may generally vote on routine matters but cannot vote on non-routine matters. Proposals 1, 2, and 3 are considered non-routine matters. Therefore, if you do not instruct your broker on how to vote on Proposals 1, 2, and 3, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 4 is considered a routine matter and, therefore, your broker may vote your shares on this proposal according to your broker’s discretion.

Who tabulates the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspector of election at the Annual Meeting.

What vote is required to approve each proposal?

Proposal 1 — Election of 9 Directors.    As provided in our Amended and Restated Articles of Incorporation, each of the 9 director nominees who receives a majority of the votes cast will be elected as a member of the Board. A “majority of the votes cast” means that the number of shares voted “for” a nominee’s election exceeds the number of shares voted “against” the nominee’s election. Abstentions and broker non-votes with respect to the election of one or more directors will not be counted as votes cast and, therefore, will have no effect on the vote.

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Any incumbent nominee who receives a greater number of “against” votes than “for” votes shall continue to serve on the Board pursuant to Ohio law, but is required to promptly tender his or her resignation for consideration by the Nominating Committee of the Board. We provide more information about majority voting for directors under the heading “Majority Voting for Directors” in the Corporate Governance Practices and Policies section.

Proposal 2 — Advisory Approval of the Compensation of the Named Executives.    The approval, on an advisory basis, of the compensation of the named executives requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes with respect to this proposal will not be counted as votes cast and, therefore, will have no effect on the vote.

Proposal 3 — Advisory Approval of the Frequency of the Advisory Vote on the Compensation of the Named Executives.    The approval, on an advisory basis, of the frequency of holding the advisory vote on the compensation of the named executives requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes with respect to this proposal will not be counted as votes cast and, therefore, will have no effect on the vote. The Board expects to be guided by the voting option that receives the greatest number of votes, even if that option does not receive a majority vote.

Proposal 4 — Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm.    The ratification of the appointment of Ernst & Young as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. Abstentions with respect to this proposal will not be counted as votes cast and, therefore, will have no effect on the vote. There will not be any broker non-votes with respect to this proposal, as it is considered a routine matter, as described above.

Other Items.    Approval of all other proposals and other business as may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast, except as otherwise required by statute or our Amended and Restated Articles of Incorporation or Regulations.

May I revoke or change my vote after I submit my proxy?

Yes. You can revoke or change your vote before the proxy holders vote your shares by timely:

•	giving a revocation to our Corporate Secretary in writing, in a verifiable communication prior to the Annual Meeting;

•	returning a later signed and dated proxy card or voting instruction form;

•	entering a new vote online or by phone prior to the Annual Meeting; or

•	voting online during the Annual Meeting.

Where will I be able to find voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

A “quorum” of shareholders is necessary for us to hold a valid Annual Meeting. For a quorum, there must be present, in person or by proxy, shareholders of record entitled to exercise not less than fifty percent of the voting power of Sherwin-Williams. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Who pays the cost of this proxy solicitation?

The enclosed proxy is solicited by the Board, and Sherwin-Williams will pay the entire cost of the solicitation. We retained Georgeson LLC to aid in the solicitation of proxies, for which it will receive a fee of approximately $17,000, plus reasonable expenses.

In addition, we may reimburse brokers, banks, and similar organizations for costs reasonably incurred by them in forwarding proxy materials to beneficial owners of our common stock. Our executive officers and other employees may also solicit the return of proxies. Proxies will be solicited by personal contact, mail, phone, and electronic means.

Shareholder Proposals for the 2024 Annual Meeting

Proposals to Be Included in the Proxy Statement

Under SEC rules, shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at our principal executive offices, 101 West Prospect Avenue, Cleveland, Ohio 44115-1075, Attention: Corporate Secretary, on or

76	2023 PROXY STATEMENT

before November 9, 2023 in order to be considered for inclusion in the proxy materials relating to the 2024 annual meeting. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy materials in accordance with applicable regulations governing the solicitation of proxies.

If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a candidate for election as a director included in the proxy materials (a proxy access nominee) for the 2024 annual meeting, such nomination must conform to the applicable requirements set forth in our Regulations and any applicable SEC regulations concerning the submission and content of proxy access nominations, and must be submitted not earlier than October 10, 2023 and not later than the close of business on November 9, 2023 to us at our principal executive offices, 101 West Prospect Avenue, Cleveland, Ohio 44115-1075, Attention: Corporate Secretary. Such requirements include, without limitation, providing information about the proposed director nominee and the nominating shareholder that is required to be included in a proxy statement under SEC and NYSE rules, any statement by the nominating shareholder about the proposed director nominee to be included in the proxy statement, and any other information that Sherwin-Williams or the Board requests and determines to include in the proxy statement relating to the proposed director nominee.

Proposals Not to Be Included in the Proxy Statement

Under our Regulations, shareholders must follow certain procedures to nominate a person for election as a director (not including a proxy access nominee) or to introduce an item of business at an annual meeting, which is not intended to be included in our proxy materials. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting must be timely submitted in writing to us at our principal executive offices, 101 West Prospect Avenue, Cleveland, Ohio 44115-1075, Attention: Corporate Secretary. In addition, these procedures include, without limitation: providing information about the proposed director nominee specified in the Regulations, including information that would be required to be disclosed in a proxy statement or other filing under Section 14A of the Exchange Act; a description of all direct and indirect compensation and other arrangements between the proposed director nominee and the nominating shareholder; a completed questionnaire with respect to the identity, background, and qualifications of the proposed director nominee; and a written agreement from the proposed director nominee that includes a representation that such person, if elected, will serve for the entire term for which he or she is standing for election.

To be timely, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices not fewer than 60 nor more than 90 calendar days prior to the annual meeting. For the 2024 annual meeting, which is expected to be held on April 17, 2024, such notice must be delivered to, or mailed and received at, our principal executive offices no earlier than January 18, 2024 and no later than February 17, 2024. However, in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and it is held on a date more than 10 calendar days before or after the first anniversary of the date on which the prior year’s annual meeting was held, notice by the shareholder, to be timely, must be received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials for that meeting will use their discretion in voting at the meeting.

Our Regulations set forth specific, detailed requirements for the notice. You may access a copy of our Regulations on our Investor Relations website, investors.sherwin.com. You may also receive a copy of our Regulations by writing or emailing us at: The Sherwin-Williams Company, 101 West Prospect Avenue, Cleveland, Ohio 44115-1075, Attention: Investor Relations; investor.relations@sherwin.com.

Compliance with Universal Proxy Rules for Director Nominations

In addition to satisfying the requirements under our Regulations, if a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than Sherwin-Williams’ nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Sherwin-Williams’ shares entitled to vote on the election of directors in support of director nominees other than Sherwin-Williams’ nominees), which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2024 annual meeting, no later than February 19, 2024). If the date of the 2024 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2024 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2024 annual meeting is first made.

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APPENDIX A

Calculation of Non-GAAP Financial Measures

We have included in this Proxy Statement certain performance metrics used for our incentive compensation programs that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). These metrics should be reviewed in conjunction with the relevant GAAP financial measure and may not be comparable to similarly titled measures reported by other companies.

We believe these metrics are appropriate measures of Company performance to use for our incentive compensation programs. For purposes of determining the achievement of performance goals under our incentive compensation programs, the Compensation Committee has approved that performance metrics may be calculated to include or exclude certain items, including the following: (a) the acquisition or disposition of a business with pro-forma annualized sales in excess of $50 million, including but not limited to, (i) costs, fees, and/or expenses related to the negotiation, completion, and/or integration of such acquisition or disposition, (ii) any related severance and restructuring costs related to such acquisition or disposition, (iii) any costs related to acquisition-related amortization expense, or the write-down or impairment of, tangible or intangible assets associated with such acquisition or disposition, (iv) any costs, fees, and/or expenses related to an unsuccessful attempt related to such acquisition or disposition, and (v) any costs, fees, and/or expenses, including attorneys’ fees, relating to litigation involving such acquisition or disposition or such unsuccessfully attempted acquisition or disposition (including, in each case, claim judgments, civil penalties, and settlements); and (b) any unusual, infrequent or non-recurring items determined in accordance with GAAP, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Sherwin-Williams’ Annual Reports on Forms 10-K.

The descriptions below of how performance goal achievement for the Adjusted EPS and Adjusted RONAE metrics were calculated from Sherwin-Williams’ financial statements include the applicable, pre-approved adjustments described above. No adjustments were made for purposes of performance goal achievement for any other metrics applicable to our named executives.

Annual Cash Incentive Compensation Program

Adjusted EPS.    We calculate Adjusted EPS as diluted net income per common share (as determined in accordance with GAAP), excluding a net expense of $0.20 per share for restructuring.

Adjusted FCF.    We calculate Adjusted FCF as net operating cash (as determined in accordance with GAAP), less capital expenditures and cash dividends paid. At the beginning of the performance period, we excluded the budgeted impact of the construction of our new headquarters and research and development center so that the metric would more accurately represent our underlying business operations.

Long-Term Equity Incentive Compensation Program

Performance-Based Restricted Stock Units (2020 – 2022 Performance Period)

Adjusted EPS.    We calculate Adjusted EPS as diluted net income per common share (as determined in accordance with GAAP) on a cumulative basis over the three-year performance period, excluding a net expense of $0.54 per share (in the aggregate for the three-year performance period) for restructuring and the Wattyl divestiture.

Adjusted RONAE.    We calculate Adjusted RONAE by dividing net income (as determined in accordance with GAAP) by the twelve-month average net assets employed, which is the sum of net accounts receivable, total inventory, customer investments, net fixed assets, total intangible assets and goodwill, less accounts payable, excluding the impact to net income of a net expense of $143 million for restructuring and the Wattyl divestiture.

Performance-Based Restricted Stock Units (2022 – 2024 Performance Period)

Adjusted EPS.    We calculate Adjusted EPS as diluted net income per common share (as determined in accordance with GAAP) on a cumulative basis over the three-year performance period, excluding certain items, as described above.

A-1

Adjusted RONAE.    We calculate Adjusted RONAE by dividing net income (excluding certain items, as described above) by the twelve-month average net assets employed, which is the sum of net accounts receivable, total inventory, customer investments, net fixed assets, total intangible assets, and goodwill, less accounts payable.

Pay Versus Performance

Adjusted EPS.    We calculate Adjusted EPS as diluted net income per common share (as determined in accordance with GAAP), excluding (a) for 2022, a net expense of $0.20 per share for restructuring, and (b) for 2021, a loss of $0.34 per share for the Wattyl divestiture. For 2020, no adjustments were made to GAAP EPS.

A-2	2023 PROXY STATEMENT

Sherwin-Williams.

The Sherwin-Williams Company | 101 W. Prospect Avenue | Cleveland, Ohio 44115-1075 | ***www.sherwin-williams.com***

THE SHERWIN-WILLIAMS COMPANY

101 WEST PROSPECT AVENUE

CLEVELAND, OHIO 44115-1075

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 18, 2023 for shares held directly or pursuant to the Dividend Reinvestment Plan, and up until 11:59 p.m. Eastern Daylight Time on April 16, 2023 for shares held pursuant to the 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SHW2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 18, 2023 for shares held directly or pursuant to the Dividend Reinvestment Plan, and up until 11:59 p.m. Eastern Daylight Time on April 16, 2023 for shares held pursuant to the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96797-Z84040-P83493                              KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE SHERWIN-WILLIAMS COMPANY

The Board of Directors recommends a vote “FOR” each nominee under Proposal 1, “FOR” Proposals 2 and 4, and for “1 YEAR” on Proposal 3.
1.	Election of Directors:		For	Against	Abstain

	1a.	Kerrii B. Anderson	☐	☐	☐

	1b.	Arthur F. Anton	☐	☐	☐

	1c.	Jeff M. Fettig	☐	☐	☐

	1d.	John G. Morikis	☐	☐	☐

	1e.	Christine A. Poon	☐	☐	☐

	1f.	Aaron M. Powell	☐	☐	☐

	1g.	Marta R. Stewart	☐	☐	☐

	1h.	Michael H. Thaman	☐	☐	☐

	1i.	Matthew Thornton III	☐	☐	☐

		For	Against	Abstain

2.	Advisory approval of the compensation of the named executives.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory approval of the frequency of the advisory vote on the compensation of the named executives. ☐	☐	☐	☐
		For	Against	Abstain
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH NOMINEE UNDER PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, AND FOR “1 YEAR” ON PROPOSAL 3.

Please sign your name exactly as it appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2023 ANNUAL MEETING OF SHAREHOLDERS

THE SHERWIN-WILLIAMS COMPANY

Wednesday, April 19, 2023, 9:00 A.M. (EDT)

The Annual Meeting will be held in a virtual format via webcast. To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/SHW2023 and enter the 16-digit control number found on this proxy card on the date and time noted.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 19, 2023.

Our Notice of Annual Meeting, Proxy Statement and 2022 Annual Report are available at: www.proxyvote.com.

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D96798-Z84040-P83493

THE SHERWIN-WILLIAMS COMPANY

ANNUAL MEETING OF SHAREHOLDERS — APRIL 19, 2023

The undersigned hereby appoints John G. Morikis, Allen J. Mistysyn and Mary L. Garceau, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of The Sherwin-Williams Company that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held on April 19, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. This card also provides voting instructions for shares of common stock, if any, held for the account of the undersigned by the administrator of our Dividend Reinvestment Plan and by the trustee of our 401(k) Plan.

This card is solicited jointly by the Board of Directors, the administrator of our Dividend Reinvestment Plan and the trustee of our 401(k) Plan. If you do not timely sign and return this card, the proxy holders cannot vote these shares (or, in the case of our 401(k) Plan, if you do not sign and return this card by 11:59 p.m. Eastern Daylight Time on April 16, 2023, these shares will be voted in the same proportion as the trustee votes those shares for which it receives proper instructions).

TO VOTE ONLINE OR BY PHONE, SEE REVERSE SIDE OF THIS PROXY CARD.